Services Agreement

This Services Agreement including the Schedules hereto (the “Agreement”) is entered into and effective as of July 15, 2019 (the “Effective Date”) by and among:

1.	SS&C Technologies, Inc., a corporation incorporated in the State of Delaware (“SS&C Tech”); DST Asset Manager Solutions, Inc., a corporation incorporated in the Commonwealth of Massachusetts (“SS&C DST”); and ALPS Fund Services, Inc., a corporation incorporated in the State of Colorado (“ALPS”, and, collectively with SS&C Tech and SS&C DST, “SS&C”);

2.	Each of the investment vehicles listed in Schedule C (each, a “Fund” and collectively, the “Funds”); and

3.	Central Park Advisers, LLC, a limited liability company organized in the State of Delaware, which serves as the investment advisor of the Funds (“Investment Manager”).

Funds, Investment Manager and SS&C each may be referred to individually as a “Party” or collectively as “Parties.”

1.	Definitions; Interpretation

1.1.	As used in this Agreement, the following terms have the following meanings:

(a)                 “Action” means any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any Person (including any Government Authority).

(b)                “Affiliate” means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person and “control” of a Person means: (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that Person or (ii) the right to control the appointment of the board of directors or analogous governing body, management or executive officers of that Person.

(c)                 “Business Day” means a day on which the New York Stock Exchange is open for business.

(d)                “Claim” means any Action arising out of the subject matter of, or in any way related to, this Agreement, its formation or the Services.

(e)                 “Client Data” means all data of Fund (or, if Investment Manager receives Services, Investment Manager), including data related to securities trades and other transaction data, investment returns, issue descriptions, and Market Data provided by Fund or Investment Manager and all output and derivatives thereof, necessary to enable SS&C to perform the Services (as defined below), but excluding SS&C Property.

(f)                  “Confidential Information” means any information about a Fund, Investment Manager or SS&C, including this Agreement, except for information that (i) is or becomes part of the public domain without breach of this Agreement by the receiving Party, (ii) was rightfully acquired from a third party, or is developed independently, by the receiving Party, or (iii) is generally known by Persons in the technology, securities, or financial services industries.

(g)                “Data Supplier” means a supplier of Market Data.

(h)                “Governing Documents” means the constitutional documents of an entity and, with respect to Fund, all minutes of meetings of the board of directors or analogous governing body and of shareholders meetings, and any registration statements, offering memorandum, subscription materials, board or committee charters, policies and procedures, investment advisory agreements, other material agreements, and other disclosure or operational documents utilized by Fund in connection with its operations or the offering of any of its securities or interests to investors, all as amended from time to time.

(i)                  “Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.

(j)                  “Law” means statutes, rules, regulations, interpretations and orders of any Government Authority.

(k)                “Losses” means any and all compensatory, direct, indirect, special, incidental, consequential, punitive, exemplary, enhanced or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.

(l)                  “Market Data” means third party market and reference data, including pricing, valuation, security master, corporate action and related data.

(m)               “Person” means any natural person or corporate or unincorporated entity or organization and that person’s personal representatives, successors and permitted assigns.

(n)                “Services” means the services listed in Schedule A.

(o)                “SS&C Associates” means SS&C and each of its Affiliates, members, shareholders, directors, officers, partners, employees, agents, successors or assigns.

(p)                “SS&C Property” means all hardware, software, source code, data, report designs, spreadsheet formulas, information gathering or reporting techniques, know-how, technology and all other property commonly referred to as intellectual property used by SS&C in connection with its performance of the Services.

(q)                “Third Party Claim” means a Claim (i) brought by any Person other than the indemnifying Party or (ii) brought by a Party on behalf of or that could otherwise be asserted by a third party.

1.2.        Other capitalized terms used in this Agreement but not defined in this Section 1 shall have the meanings ascribed thereto.

1.3.        Section and Schedule headings shall not affect the interpretation of this Agreement. This Agreement includes the schedules and appendices hereto. In the event of a conflict between this Agreement and such schedules or appendices, the former shall control.

1.4.        Words in the singular include the plural and words in the plural include the singular. The words “including,” “includes,” “included” and “include”, when used, are deemed to be followed by the words “without limitation.” Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein” and “hereunder” and words of analogous import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.5.        The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Agreement, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. The Parties have mutually negotiated the terms hereof and there shall be no presumption of law relating to the interpretation of contracts against the drafter.

2.	Services and Fees

2.1.         Subject to the terms of this Agreement, SS&C will perform the Services set forth in Schedule A for each of the Funds, as applicable, and, if and to the extent specifically set forth therein, Investment Manager. SS&C shall be under no duty or obligation to perform any service except as specifically listed in Schedule A or take any other action except as specifically listed in Schedule A or this Agreement, and no other duties or obligations, including, valuation related, fiduciary or analogous duties or obligations, shall be implied. Fund or Investment Manager requests to change the Services, including those necessitated by changes to the Governing Documents of a Fund or Investment Manager or a changes in applicable Law, will only be binding on SS&C when they are reflected in an amendment to Schedule A.

2.2.        Each Fund agrees to pay, the fees, charges and expenses applicable to it set forth in and subject to the terms of this Agreement.

2.3.        In carrying out its duties and obligations pursuant to this Agreement, some or all Services may be delegated by SS&C to one or more of its Affiliates or other Persons (and any required Fund consent to such delegation shall not be unreasonably revoked or withheld in respect of any such delegations), provided that such Persons are selected in good faith and with reasonable care and are monitored by SS&C. If SS&C delegates any Services, (i) such delegation shall not relieve SS&C of its duties and obligations hereunder (and if applicable pursuant to GDPR), (ii) in respect of Client Data, such delegation shall be subject to a written agreement obliging the delegate to comply with the relevant delegated duties and obligations of SS&C as specified herein or as otherwise imposed by applicable Law, and (iii) if required by applicable Law, SS&C will identify such agents and the Services delegated and will update Fund when making any material changes in sufficient detail to enable Fund to object to a particular arrangement.

3.	Fund and Investment Manager Responsibilities

3.1.        The management and control of each Fund is vested exclusively in such Fund’s board of directors (the “Board”) and, as delegated by the Board, Investment Manager, subject to the terms and provisions of a Fund’s Governing Documents. Investment Manager is empowered by the Fund to make all decisions, perform all management functions relating to the operation of a Fund as it relates to the Services, and authorize all transactions, including:

(a)                Designating properly qualified individuals to oversee the Services and establishing and maintaining internal controls, including monitoring the ongoing activities of each Fund.

(b)                Evaluating the accuracy, and accepting responsibility for the results, of the Services, reviewing and approving all reports, analyses and records resulting from the Services and promptly informing SS&C of any errors it is in a position to identify.

(c)                 Providing, or causing to be provided, and accepting responsibility for, valuations of each Fund’s assets and liabilities in accordance with such Fund’s written valuation policies.

(d)                Providing SS&C with timely and accurate information including trading and Fund investor records, valuations and any other items required by SS&C in order to perform the Services and its duties and obligations hereunder.

3.2.         The Services, including any services that involve price comparison to vendors and other sources, model or analytical pricing or any other pricing functions, are provided by SS&C as a support function to the Funds and do not limit or modify a Fund’s responsibility for determining the value of such Fund’s assets and liabilities.

3.3.        Each Fund and Investment Manager is solely and exclusively responsible for ensuring that it complies with applicable Law and its respective Governing Documents. It is each Fund’s responsibility to provide all final Fund Governing Documents as of the Effective Date. Each Fund will notify SS&C in writing of any changes to its Governing Documents that may materially impact the Services and/or that affect the Fund’s investment strategy, liquidity or risk profile in any material respect prior to such changes taking effect. Except as otherwise set forth herein, SS&C is not responsible for monitoring compliance by any Fund or Investment Manager with (i) Law, (ii) its respective Governing Documents or (iii) any investment restrictions.

3.4.        In the event that Market Data is supplied to or through SS&C Associates in connection with the Services, the Market Data is proprietary to Data Suppliers and is provided on a limited internal-use license basis. Market Data may: (i) only be used by a Fund and Investment Manager in connection with the Services and (ii) not be disseminated by a Fund or Investment Manager or used to populate internal systems in lieu of obtaining a data license. Access to and delivery of Market Data is dependent on the Data Suppliers and may be interrupted or discontinued with or without notice. Notwithstanding anything in this Agreement to the contrary, SS&C shall not be liable to any Fund, Investment Manager or any other Person for any Losses with respect to Market Data provided by a Data Supplier, reliance by SS&C Associates or Fund on such Market Data or the provision of such Market Data in connection with this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, if required by its contract with SS&C, Data Supplier shall not be liable to any Fund, Investment Manager or any other Person for any Losses with respect to Market Data provided by a Data Supplier, reliance by SS&C Associates or Fund on such Market Data or the provision of such Market Data in connection with this Agreement.

3.5.        Each Fund shall deliver, and make reasonable best efforts to ensure that its agents, prime brokers, counterparties, brokers, counsel, advisors, auditors, clearing agents, and any other Persons acting on its behalf promptly deliver, to SS&C, all Client Data and the then most current version of all its Governing Documents, including any agreement between Investment Manager and Fund and any other material Fund agreements. Each Fund shall arrange with each such Person to deliver such information and materials on a timely basis, and SS&C will not be required to enter any agreements with that Person in order for SS&C to provide the Services.

3.6.         Notwithstanding anything in this Agreement to the contrary, so long as they act in good faith SS&C Associates shall be entitled to rely on the authenticity, completeness and accuracy of any and all information and communications of whatever nature received by SS&C Associates in connection with the performance of the Services and SS&C’s duties and obligations hereunder, without further enquiry or liability. At any time SS&C may apply to any Authorized Person (as defined in Schedule A), and may with the approval of a Fund officer consult with legal counsel for the Fund, or if the Fund fails to respond to the reasonable request for instructions from SS&C in a reasonable period of time, then SS&C’s own legal counsel at the expense of the Fund, with respect to any matter arising in connection with the Services and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. In connection with services provided by SS&C under this Agreement that relate to compliance by the Fund with the Internal Revenue Code of 1986 or any other tax law, SS&C shall have no obligation to continue to provide such services after it has asked Fund to give it instructions which it believes are needed by it to so continue to provide such services and before it receives the needed instructions from the Fund, and SS&C shall have no liability for any damages (including without limitation penalties imposed by any tax authority) caused by or that result from its failure to provide services as contemplated by this sentence. SS&C will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

4.	Term

4.1.         The initial term of this Agreement will be from the Effective Date through June 30, 2022 (“Initial Term”). Thereafter, this Agreement will automatically renew for successive terms of 1 year each (such periods, in the aggregate, the “Term”).

5.	Termination

5.1.        After the Initial Term either Party may terminate this Agreement as of a calendar quarter end upon at least 90 days’ written notice.

5.2.        SS&C or a Fund also may, by written notice to the other, terminate this Agreement if any of the following events occur:

(a)                 The other Party breaches any material term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within 30 calendar days after the non-breaching Party gives the other Party written notice of such breach.

(b)                The other Party (i) terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or analogous authority, (iii) becomes subject to any bankruptcy, insolvency or analogous proceeding, (iv) where the other Party is a Fund or Investment Manager, if either becomes subject to a material Action that SS&C reasonably determines could cause SS&C reputational harm, or (v) where the other Party is a Fund, material changes in such Fund’s Governing Documents or the assumptions set forth in Section 1 of Schedule B are determined by SS&C, in its reasonable discretion, to materially affect the Services or to be materially adverse to SS&C.

If any such event occurs, the termination will become effective immediately or on the date stated in the written notice of termination, which date shall not be greater than 90 calendar days after the event.

5.3.        If more than one Fund is subject to this Agreement:

(a)                 This Agreement will terminate with respect to a particular Fund because that Fund is ceasing operations or liquidating as of cessation or liquidation, but that Fund and Investment Manager will remain responsible for the fees payable under this Agreement with respect to that Fund through 90 calendar days after termination, which fees shall be payable in a lump sum upon notice of the cessation or liquidation or as otherwise agreed to by the Parties.

5.4.        Upon delivery of a termination notice, subject to the receipt by SS&C of all then-due fees, charges and expenses, SS&C shall continue to provide the Services up to the effective date of the termination notice; thereafter, SS&C shall have no obligation to perform any services of any type unless and to the extent set forth in an amendment to Schedule A executed by SS&C. In the event of the termination of this Agreement, SS&C shall provide exit assistance by promptly supplying requested Client Data to the applicable Fund or Investment Manager to which the Client Data relate, or any other Person(s) designated by such entities, in formats already prepared in the course of providing the Services; provided that all fees, charges and expenses have been paid, including any minimum fees set forth in Schedule B (i) for the balance of the unexpired portion of the Initial Term or (ii) through the effective date of termination, if Fund and Investment Manager terminate during the Initial Term in accordance with Section 5.2 above or after the Initial Term. In the event that Fund or Investment Manager wishes to retain SS&C to perform additional transition or related post-termination services, including providing data and reports in new formats, the applicable entity and SS&C shall agree in writing to the additional services and related fees and expenses in an amendment to Schedule A and/or Schedule B, as appropriate.

5.5.        Termination of this Agreement shall not affect: (i) any liabilities or obligations of any Party arising before such termination (including payment of fees and expenses) or (ii) any damages or other remedies to which a Party may be entitled for breach of this Agreement or otherwise. Sections 2.2., 6, 8, 9, 10, 11, 12 and 13 of this Agreement shall survive the termination of this Agreement. To the extent any services that are Services are performed by SS&C for a Fund or Investment Manager after the termination of this Agreement all of the provisions of this Agreement except Schedule A shall survive the termination of this Agreement for so long as those services are performed.

6.	Limitation of Liability and Indemnification

6.1.        Notwithstanding anything in this Agreement to the contrary, SS&C Associates shall not be liable to the Funds or Investment Manager for any action or inaction of any SS&C Associate except to the extent of direct Losses finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence, willful misconduct or fraud of SS&C in the performance of SS&C’s duties or obligations under this Agreement. Under no circumstances shall SS&C Associates be liable to Fund or Investment Manager for Losses that are indirect, special, incidental, consequential, punitive, exemplary or enhanced or that represent lost profits, opportunity costs or diminution of value. Each Fund, severally and not jointly (to the extent that several liability is required by applicable Law or can be reasonably determined under the circumstances), shall indemnify, defend and hold harmless SS&C Associates from and against Losses (including legal fees and costs to enforce this provision) that SS&C Associates suffer, incur, or pay as a result of any Third Party Claim except to the extent it is finally determined by a court of competent jurisdiction that such Losses resulted solely from the gross negligence, willful misconduct or fraud of SS&C Associates in the performance of SS&C’s duties or obligations under this Agreement. Any expenses (including legal fees and costs) incurred by SS&C Associates in defending or responding to any Third Party Claims (or in enforcing this provision) shall be paid by the applicable Fund or Funds, severally and not jointly (to the extent that several liability is required by applicable Law or can be reasonably determined under the circumstances), on a quarterly basis prior to the final disposition of such matter upon receipt by such Funds of an undertaking by SS&C to repay such amounts if it shall be determined that an SS&C Associate is not entitled to be indemnified.

6.2.        With the exception of Market Data, SS&C shall indemnify, defend, and hold harmless the Funds and Investment Manager and their respective Affiliates, members, shareholders, directors, officers, partners and employees from and against Losses (including reasonable legal fees and costs to enforce this provision) that Fund and Investment Manager or its Affiliates suffer, incur, or pay as a result of any Claim brought by a third party that the Services infringe, or cause the infringement of, the intellectual property rights of a third party, except to extent such infringement is a result of or arises out of: (i) improper use of the Services or any SS&C Property by Fund or Investment Manager or its Affiliates, (ii) modifications to the Services or SS&C Property made by Fund or Investment Manager or its Affiliates not previously authorized in writing by SS&C, (iii) Fund or Investment Manager or its Affiliates not complying with instructions or designs required by SS&C, (iv) use of the Services or SS&C Property by Fund or Investment Manager or its Affiliates in breach of this Agreement, or (v) the combination of the Services or SS&C Property by Fund or Investment Manager or its Affiliates with products or systems other than those provided for use with the Services by, or authorized in writing by, SS&C. SS&C may discharge its indemnity obligation by, at its sole option and expense, (a) procuring any right to allow Fund or Investment Manager to continue to receive the infringing part of the Services or modifying, (b) amending or replacing the infringing part of the Services with other services that deliver substantially the same capabilities, or (c) terminating the infringing part of the Services, provided that SS&C shall in such case refund any fees paid in advance with respect thereto.

7.	Representations and Warranties

7.1.        Each Party represents and warrants to each other Party that:

(a)                 It is a legal entity duly created, validly existing and in good standing under the Law of the jurisdiction in which it is created, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement.

(b)                Save for access to and delivery of Market Data that is dependent on Data Suppliers and may be interrupted or discontinued with or without notice, it has all necessary legal power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement and will comply in all material respects with all Law to which it may be subject, and to the best of its knowledge and belief, it is not subject to any Action that would prevent it from performing its duties and obligations under this Agreement.

(c)                 It has all necessary legal power and authority to enter into this Agreement, the execution of which has been duly authorized and will not violate the terms of any other agreement.

(d)                The Person signing on its behalf has the authority to contractually bind it to the terms and conditions in this Agreement and that this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

7.2.        Investment Manager represents and warrants to SS&C that (i) it has actual authority to provide instructions and directions on behalf of Investment Manager and Fund and that all such instructions and directions are consistent with the Governing Documents of Fund and Investment Manager and other corporate actions thereof and (ii) it will promptly notify SS&C of (a) any Action against it and (b) changes (or pending changes) in applicable Law with respect to Investment Manager that are relevant to the Services.

7.3.        Each Fund represents and warrants to SS&C that (i) it is Delaware limited liability company and is registered with the SEC as a closed-end management investment company; (ii) it is empowered under applicable laws and by its Governing Documents (which may include its Certificate of Formation and Limited Liability Company Agreement (or other such similar documents as may be applicable) to enter into and perform this Agreement; (iii) its Board of Directors has duly authorized it to enter into and perform this Agreement; and (iv) it will promptly notify SS&C of any Action against it that is relevant to the Services.

7.4.        SS&C represents and warrants to the Funds that:

(a)                 To the best of its knowledge, no legal or administrative proceedings have been instituted or threatened which would impair SS&C's ability to perform the Services under this Agreement.

(b)                 It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations as provided in this Agreement.

(c)                 It has implemented and maintains commercially reasonable business continuity policies and procedures with respect to the Services, will provide Fund with a summary of its business continuity policies, will test its business continuity procedures at least annually

7.5.        SS&C DST represents that it is registered, and at all times during the term of this Agreement shall be registered, as a transfer agent as required under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including Section 17(A)(c) of the 1934 Act.

7.6.        SS&C, through SS&C DST and ALPS, agrees to maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)) with respect to the relevant Services provided hereunder, and shall provide to each Fund a certification to such effect no less frequently than annually or quarterly (if requested) or as otherwise reasonably requested by the Fund. SS&C, through SS&C DST and ALPS, shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by a Fund subject to the fees for Compliance + Program referred to in Section 2 of Schedule B.

8.	Client Data

8.1.        Each Fund and Investment Manager (i) will provide or ensure that other Persons provide all Client Data to SS&C in an electronic format that is acceptable to SS&C (or as otherwise agreed in writing) and (ii) confirm that such other Persons has the right to so share such Client Data. As between SS&C and a Fund or Investment Manager, all Client Data shall remain the property of the applicable Fund or Investment Manager entity to which such Client Data relates. Client Data shall not be used or disclosed by SS&C other than in connection with providing the Services and as permitted under Section 11.2. SS&C shall be permitted to act upon instructions from Investment Manager with respect to the disclosure or disposition of Client Data related to such Fund, but may refuse to act upon such instructions where it doubts, in good faith, the authenticity or authority of such instructions.

8.2.        SS&C shall maintain and store material Client Data used in the official books and records of a Fund for a rolling period of 7 years starting from the Effective Date, or such longer period as required by applicable Law (including Rules 31a-2 and 31a-3 of the Investment Company Act of 1940, as amended) or its internal policies.

8.3.        SS&C agrees that all Client Data that it maintains for a Fund (excluding SS&C Property) is the property of the relevant Fund and, subject to Section 5.3, agrees to deliver such records to such Fund (or Investment Manager on such Fund’s behalf) upon request.

8.4.        SS&C will only dispose of Client Data at the request of the relevant Fund (or Investment Manager on such Fund’s behalf) and in compliance with applicable Law.

8.5.        Upon at least 30 days’ written notice from a Fund to SS&C, a Fund, through its officers or agents (other than any Person that is a competitor of SS&C), and Government Authorities with jurisdiction over the Fund (each, a “Reviewer”) may conduct a reasonable, on-site review of the operational and technology infrastructure controls used by SS&C to provide the Services and meet SS&C’s confidentiality and information security obligations under this Agreement (a “Review”). A Fund shall to the best of its ability accommodate SS&C requests to reschedule any Review based on the availability of required resources. With respect to any Review, Fund shall:

(a)                 Ensure that the Review is conducted in a manner that does not disrupt SS&C’s business operations.

(b)                Pay SS&C’s reasonable costs, including staff time at standard rates for up to 200 hours; provided that any such costs in excess of those incurred for up to 200 hours of staff time at standard rates must be pre-approved by Fund or Management.

(c)                 Comply, and ensure that Reviewers comply, with SS&C’s policies and procedures relating to physical, computer and network security, business continuity, safety and security.

(d)                Ensure that all Reviewers agree in writing to confidentiality obligations substantially similar to, and no less protective than, those set forth in this Agreement (which Fund shall provide to SS&C upon request).

(e)                 Except for mandatory Reviews by Government Authorities, be limited to 1 Review per calendar year.

9.	Data Protection

9.1.        From time to time and in connection with the Services, SS&C may obtain access to certain personal data from a Fund, Investment Manager or from Fund investors and prospective Fund investors. Personal data relating to a Fund, Investment Manager and their respective Affiliates, members, shareholders, directors, officers, partners, employees and agents and of Fund investors or prospective investors will be processed by and on behalf of SS&C in accordance with applicable Law. Each Fund and Investment Manager consents to the transmission and processing of such data outside the jurisdiction governing this Agreement in accordance with applicable Law.

9.2.        Each Fund acknowledges that SS&C DST intends to develop and offer analytics-based products and services for its customers.  In providing such products and services, SS&C DST will be using consolidated data across all clients, including data of the Fund, and make such consolidated data available to clients of the analytics products and services.  Each Fund hereby consents to the use by SS&C DST of Fund Confidential Information (including investor information) in the offering of such products and services, and to disclose the results of such analytics services to its customers and other third parties, provided that Fund or investor information will be aggregated, anonymized and sometimes enriched with external data sources.  SS&C DST will not disclose investor names or other personal identifying information, or information specific to or identifying a Fund or any information in a form or manner which could reasonably be utilized to readily determine the identity of a Fund or its investors.

9.3.        Each Fund acknowledges that SS&C is currently using, and will continue to use, SS&C Associates to assist with software development and support projects for SS&C and/or for the Fund. As part of such support, each Fund acknowledges that such SS&C Associates may access the Fund Confidential Information including, but not limited to, personally identifiable investor information (investor name, address, social security number, account number, etc.).

9.4.        Without prejudice to SS&C’s obligations under Section 9.1, SS&C will:

(a)                 Implement and maintain policies and procedures that are reasonably designed to protect against unauthorized access to or use of Fund and Investment Manager personal information and Confidential Information maintained by SS&C or any SS&C Associate that could result in material harm or inconvenience to Fund and Investment Manager, or Fund investors.

(b)                Have its policies and procedures that materially relate to the measures described in this paragraph tested or evaluated by a third party at least annually.

9.5.        Without prejudice to SS&C’s obligations under Section 9.1, SS&C will promptly investigate material incidents of unauthorized access to or loss of Fund and Investment Manager personal information and Confidential Information maintained by SS&C or any SS&C Associate (a “Data Breach”) and, unless prohibited by applicable Law or if it would compromise SS&C’s investigation, notify Investment Manager without undue delay after becoming aware of any Data Breach. Each Fund and Investment Manager are responsible for making notifications related to a Data Breach that are required by applicable Law. SS&C will work with a Fund and Investment Manager in good faith to effect such notifications. SS&C will seek to implement corrective action to respond to Data Breaches and prevent future occurrences, and will report to the Fund (or Investment Manager on behalf of such Fund) the corrective actions. SS&C will reasonably cooperate with a Fund and Investment Manager in the event of any Government Authority inquiry related to or arising out of a Data Breach.

9.6.        At the request of a Fund or Investment Manager, on an annual basis and subject to a written disclaimer and indemnity, SS&C will provide the Fund or Investment Manager with a copy of its reports prepared under Statement on Standards for Attestation Engagements No.18., Service Organization Controls 1 (SOC1), and any requested bridge letter upon request, as applicable to the Services.

10.	SS&C Property

10.1.      SS&C Property is and shall remain the property of SS&C or, when applicable, its Affiliates or suppliers. Neither Fund nor Investment Manager nor any other Person shall acquire any license or right to use, sell, disclose, or otherwise exploit or benefit in any manner from, any SS&C Property, except as specifically set forth herein. Fund and Investment Manager shall not (unless required by Law) either before or after the termination of this Agreement, disclose to any Person not authorized by SS&C to receive the same, any information concerning the SS&C Property and shall use reasonable efforts to prevent any such disclosure.

11.	Confidentiality

11.1.      No Party shall at any time disclose to any Person any Confidential Information concerning the business, affairs, customers, clients or suppliers of the other Party or its Affiliates, except as permitted by this Section 11.

11.2.      Each Party may disclose the other Party’s Confidential Information:

(a)	In the case of a Fund or Investment Manager, to each of its Affiliates, members, shareholders, directors, officers, partners, employees, counsel and agents (each, a “Fund Representative”) who need to know such information for the purpose of carrying out its duties under, or receiving the benefits of or enforcing, this Agreement. Each Fund and Investment Manager shall ensure compliance by Fund Representatives with Section 11.1 but shall not be responsible for such compliance by any other Person.

(b)	In the case of SS&C, to Fund and Investment Manager and each SS&C Associate, Fund Representative, investor, Fund or Investment Manager bank or broker, Fund or Investment Manager counterparty or agent thereof, or payment infrastructure provider who needs to know such information for the purpose of carrying out SS&C’s duties under or enforcing this Agreement. SS&C shall ensure compliance by SS&C Associates with Section 11.1 but shall not be responsible for such compliance by any other Person.

(c)	As may be required by Law or pursuant to legal process; provided that the disclosing Party (i) where reasonably practicable and to the extent legally permissible, provides the other Party with prompt written notice of the required disclosure so that the other Party may seek a protective order or take other analogous action, (ii) discloses no more of the other Party’s Confidential Information than reasonably necessary and (iii) reasonably cooperates with actions of the other Party in seeking to protect its Confidential Information at that Party’s expense.

11.3.      No Party shall use another Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement or as required by the Funds or Investment Manager to perform required operations for the Funds. Each Party may retain a record of the other Party’s Confidential Information for the longer of (i) 7 years or (ii) as required by Law or its internal policies.

11.4.      SS&C’s ultimate parent company is subject to U.S. federal and state securities Law and may make disclosures as it deems necessary to comply with such Law. SS&C shall have no obligation to use Confidential Information of, or data obtained with respect to, any other client of SS&C in connection with the Services.

11.5.      Upon the prior written consent of a Fund or Investment Manager, SS&C shall have the right to identify such Fund or Investment Manager in connection with its marketing-related activities and in its marketing materials as a client of SS&C. Upon the prior written consent of SS&C, which shall not be unreasonably delayed, withheld or conditioned, Fund or Investment Manager shall have the right to identify SS&C and to describe the Services and the material terms of this Agreement in the offering documents of the Fund and Fund or Investment Manager’s regulatory filings as required by Law. This Agreement shall not prohibit SS&C from using any Fund or Investment Manager data (including Client Data) in tracking and reporting on SS&C’s clients generally or making public statements about such subjects as its business or industry; provided that neither Fund nor Investment Manager is named in such public statements without its prior written consent. If the Services include the distribution by SS&C of notices or statements to investors, SS&C may, upon advance notice to a Fund, include reasonable notices describing those terms of this Agreement relating to SS&C and its liability and the limitations thereon; if investor notices are not sent by SS&C but rather by a Fund or some other Person, the Fund will reasonably cooperate with any request by SS&C to include such notices. Neither Fund nor Investment Manager shall, in any communications with any Person, whether oral or written, make any representations stating or implying that SS&C is (i) providing valuations with respect to the securities, products or services of the Fund or Investment Manager, or verifying any valuations, (ii) verifying the existence of any assets in connection with the investments, products or services of a Fund or Investment Manager, or (iii) acting as a fiduciary, investment advisor, tax preparer or advisor, custodian or bailee with respect to a Fund, Investment Manager or any of their respective assets, investors or customers.

12.	Notices

12.1.      Except as otherwise provided herein, all notices required or permitted under this Agreement or required by Law shall be effective only if in writing and delivered: (i) personally, (ii) by registered mail, postage prepaid, return receipt requested, (iii) by receipted prepaid courier, (iv) by any confirmed facsimile or (v) by any electronic mail, to the relevant address or number listed below (or to such other address or number as a Party shall hereafter provide by notice to the other Parties). Notices shall be deemed effective when received by the Party to whom notice is required to be given.

If to SS&C:

SS&C Technologies, Inc.

4 Times Square, 6th Floor

New York, New York 10036

Attention:	Chief Operating Officer

General Counsel

E-mail:	SSCGlobeOpNotices@sscinc.com

notices@sscinc.com

If to a Fund or Investment Manager:

c/o Central Park Advisers, LLC

805 Third Avenue

New York, NY 10022

Attention:	Principal Accounting Officer
Tel:	+1 212-317-9266
E-mail:	mmascis@centralparkgroup.com

13.	Miscellaneous

13.1.      Amendment; Modification. This Agreement may not be amended or modified except in writing signed by an authorized representative of each Party. No SS&C Associate has authority to bind SS&C in any way to any oral covenant, promise, representation or warranty concerning this Agreement, the Services or otherwise.

13.2.      Assignment. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Fund or Investment Manager, in whole or in part, whether directly or by operation of Law, without the prior written consent of SS&C. SS&C may assign or otherwise transfer this Agreement: (i) to a successor in the event of a change in control of SS&C, (ii) to an Affiliate or (iii) in connection with an assignment or other transfer of a material part of SS&C’s business. Any attempted delegation, transfer or assignment prohibited by this Agreement shall be null and void. If SS&C assigns or otherwise transfers this Agreement to a third-party other than an Affiliate without Fund or Investment Manager consent, Fund or Investment Manager may terminate this Agreement by written notice to SS&C within 90 days of receiving notice of such assignment or transfer, subject to SS&C’s right within thirty calendar days of such notice to rescind such assignment or transfer.

13.3.      Choice of Law; Choice of Forum. This Agreement shall be interpreted in accordance with and governed by the Law of the State of New York. The courts of the State of New York and the United States District Court for the Southern District of New York shall have exclusive jurisdiction to settle any Claim. Each Party submits to the exclusive jurisdiction of such courts and waives to the fullest extent permitted by Law all rights to a trial by jury.

13.4.      Counterparts; Signatures. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and shall be binding to the same extent as if original signatures were exchanged.

13.5.      Entire Agreement. This Agreement (including any schedules, attachments, amendments and addenda hereto) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto. This Agreement sets out the entire liability of SS&C Associates related to the Services and the subject matter of this Agreement, and no SS&C Associate shall have any liability to a Fund, Investment Manager or any other Person for, and each Fund and Investment Manager hereby waives to the fullest extent permitted by applicable law recourse under, tort, misrepresentation or any other legal theory.

13.6.      Force Majeure. SS&C will not be responsible for any Losses of property in SS&C Associates’ possession or for any failure to fulfill its duties or obligations hereunder if such Loss or failure is caused, directly or indirectly, by war, terrorist or analogous action, the act of any Government Authority or other authority, riot, civil commotion, rebellion, storm, accident, fire, lockout, strike, power failure, computer error or failure, delay or breakdown in communications or electronic transmission systems, or other analogous events. Each Party shall use commercially reasonable efforts to minimize the effects on the Services of any such event, including maintaining procedures for the safekeeping and security of information relating to the other Party.

13.7.      Non-Exclusivity. The duties and obligations of SS&C hereunder shall not preclude SS&C from providing services of a comparable or different nature to any other Person. Each Fund and Investment Manager understand that SS&C may have relationships with Data Suppliers and providers of technology, data or other services to the Fund or Investment Manager and SS&C may receive economic or other benefits in connection with the Services provided hereunder.

13.8.      No Partnership. Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership or joint venture of any kind between or among any of the Parties.

13.9.      No Solicitation. During the term of this Agreement and for a period of 12 months thereafter, neither the Funds nor Investment Manager will directly or indirectly solicit the services of, or otherwise attempt to employ or engage any employee of SS&C or its Affiliates without the consent of SS&C; provided, however, that the foregoing shall not prevent a Fund or Investment Manager from soliciting employees through general advertising not targeted specifically at any or all SS&C Associates. If a Fund or Investment Manager employs or engages any SS&C Associate during the term of this Agreement or the period of 12 months thereafter, such entity shall pay for any fees and expenses (including recruiters’ fees) incurred by SS&C or its Affiliates in hiring replacement personnel as well as any other remedies available to SS&C.

13.10.    No Warranties. Except as expressly listed herein, SS&C and each Data Supplier make no warranties, whether express, implied, contractual or statutory with respect to the Services or Market Data. SS&C disclaims all implied warranties of merchantability and fitness for a particular purpose with respect to the Services. All warranties, conditions and other terms implied by Law are, to the fullest extent permitted by Law, excluded from this Agreement.

13.11.    Severance. If any provision (or part thereof) of this Agreement is or becomes invalid, illegal or unenforceable, the provision shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not practical, the relevant provision shall be deemed deleted. Any such modification or deletion of a provision shall not affect the validity, legality and enforceability of the rest of this Agreement. If a Party gives notice to another Party of the possibility that any provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate to amend such provision so that, as amended, it is valid, legal and enforceable and achieves the intended commercial result of the original provision.

13.12.    Testimony. If SS&C is required by a third party subpoena or otherwise, to produce documents, testify or provide other evidence regarding the Services, this Agreement or the operations of a Fund in any Action to which a Fund or Investment Manager is a party or otherwise related to a Fund or Investment Manager, the applicable Fund and Investment Manager shall reimburse SS&C for all costs and expenses, including the time of its professional staff at SS&C’s standard rates and the cost of legal representation, that SS&C reasonably incurs in connection therewith.

13.13.    Third Party Beneficiaries. This Agreement is entered into for the sole and exclusive benefit of the Parties and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any other Person except as set forth with respect to SS&C Associates and Data Suppliers.

13.14.    Waiver. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No exercise (or partial exercise) of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

13.15.    Certain Third Party Vendors. Nothing herein shall impose any duty upon SS&C in connection with or make SS&C liable for the actions or omissions to act of the following types of unaffiliated third parties: (a) courier and mail services including but not limited to Airborne Services, Federal Express, UPS and the U.S. Mails, (b) telecommunications companies including but not limited to AT&T, Verizon, Sprint, and other delivery, telecommunications and other such companies not under the Party’s reasonable control, and (c) third parties not under SS&C’s reasonable control or subcontract relationship providing services to the financial industry generally, such as, by way of example and not limitation, the Depository Trust Clearing Corporation (processing and settlement services), Fund custodian banks (custody and fund accounting services), Data Suppliers, and national database providers such as Choice Point, Acxiom, TransUnion or Lexis/Nexis and any replacements thereof or similar entities, provided, if SS&C selected such company, SS&C shall have exercised due care in selecting the same. Such third party vendors shall not be deemed, and are not, subcontractors for purposes of this Agreement.

13.16.    Limitations on Liability. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Funds shall be deemed to relate solely to the particular Fund to which such transaction (including Schedules hereto) relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund constitute a right, obligation or remedy applicable to any other Fund except as specifically set forth in Section 6.1 with respect to Funds’ several liability. The use of this single document to memorialize the separate agreement of each Fund is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds for any reason.

*             *             *

This Agreement has been entered into by the Parties as of the Effective Date.

SS&C Technologies, Inc.		DST Asset Manager Solutions, Inc.

By:	/s/ Rahul Kanwar	By:	/s/ Rahul Kanwar

Name:	Rahul Kanwar	Name:	Rahul Kanwar

Title:	President, COO	Title:	Authorized Representative

ALPS Fund Services, Inc.

By:	/s/ Rahul Kanwar

Name:	Rahul Kanwar

Title:	Authorized Representative

Central Park Advisers, LLC		CPG Carlyle Commitments Fund, LLC

By:	/s/ Michael Mascis	By:	/s/ Michael Mascis

Name:	Michael Mascis	Name:	Michael Mascis

Title:	CFO	Title:	Principal Accounting Officer

CPG Carlyle Commitments Master Fund, LLC

By:	/s/ Michael Mascis

Name:	Michael Mascis

Title:	Principal Accounting Officer

Schedule A

Services

A.	General

1.	As used in this Schedule A, the following additional terms have the following meanings:

(i)	“Blue Sky” shall mean the various statutes and regulations of the states, District of Columbia, Puerto Rico, and the United States Virgin Islands governing the offer and sales of mutual funds and the related compliance services.

(ii)	“Form D” shall mean the Securities and Exchange Commission Form D.

(iii)	“Form D/A” shall mean an amendment to the Securities and Exchange Commission Form D.

(iv)	“investor” or “securityholder” means an equity owner in a Fund, whether a limited liability company interest holder in a limited liability company, a shareholder in a company, a partner in a partnership, a unitholder in a trust or otherwise. A “prospective investor” means an applicant to become an investor.

(v)	“Sales Feed” shall mean a data file in industry standard format sent by a third party.

2.	Any references to Law shall be construed to the Law as amended to the date of the effectiveness of the applicable provision referencing the Law.

3.	Each Fund and Investment Manager acknowledge that SS&C’s ability to perform the Services is subject to the following dependencies:

(i)	Fund, Investment Manager and other Persons that are not employees or agents of SS&C whose cooperation is reasonably required for the SS&C to provide the Services providing cooperation, information and, as applicable, instructions to SS&C promptly, in agreed formats, by agreed media and within agreed timeframes as required to provide the Services.

(ii)	The communications systems operated by each Fund, Investment Manager and other Persons that are not employees or agents of SS&C remaining fully operational.

(iii)	The accuracy and completeness of any Client Data or other information provided to SS&C Associates in connection with the Services by any Person.

(iv)	A Fund and Investment Manager informing SS&C on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

(v)	Any warranty, representation, covenant or undertaking expressly made by a Fund or Investment Manager under or in connection with this Agreement being and remaining true, correct and discharged at all relevant times.

(vi)	SS&C’s timely receipt of the then most current version of each Fund’s Governing Documents and required implementation documentation, including authority certificate, profile questionnaire and accounting preferences, and SS&C Web Portal and other application User information.

4.	Each Fund acknowledges that SS&C may rely on information provided by the Fund’s custodian, underlying portfolio funds, and other Fund service providers in order to validate the existence of assets reported by the Fund, Investment Manager, the Fund’s custodian or other Fund service provider. Each Fund acknowledges that it is the sole responsibility of the Fund to validate the existence of assets reported to SS&C. SS&C may rely, and has no duty to investigate the representations of the underlying portfolio funds, a Fund, Investment Manager, a Fund’s custodian or other Fund service provider.

5.	ALPS shall utilize one or more pricing services, as directed by Fund. The Fund shall identify in writing to ALPS the pricing service(s) to be utilized on behalf of Fund. For those securities where prices are not provided by the pricing service(s), Fund shall approve the method for determining the fair value of such securities and shall determine or obtain the valuation of the securities in accordance with such method and shall deliver to ALPS the resulting price(s). In the event Fund desires to provide a price that varies from the price provided by the pricing service(s), Fund shall promptly notify and supply ALPS with the valuation of any such security on each valuation date. All pricing changes made by Fund will be provided to ALPS in writing or e-mail and must specifically identify the securities to be changed by security identifier, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

6.	Notwithstanding anything in this Agreement to the contrary, SS&C Tech is responsible for providing the Services listed under Section B “Private Equity Accounting and Administration” and will provide all applicable information to ALPS who is responsible for providing the Services listed under Section C “Registered Fund Services to be Provided by ALPS”; and SS&C DST is responsible for providing all other Services.

7.	The following Services will be performed by SS&C and, as applicable, are contingent on the performance by Fund and Investment Manager of the duties and obligations listed.

B.	Private Equity Fund Accounting and Administration

1.	Load and reconcile historical data as agreed between SS&C and each Fund.

2.	Maintain the general ledger and source journals with respect to each Fund’s investment portfolio.

3.	Prepare and review Fund bank account reconciliations on a monthly basis, with respect to each Fund’s investment portfolio.

4.	Prepare and provide a weekly cash flow analysis report.

5.	Record the following transactions/items: (i) investment transactions (e.g., contributions, distributions, purchases, and sales), (ii) investment income, (iii) fair value adjustments, and (iv) interest and dividend income.

6.	Calculate total return, IRRs and multiples of capital calculations over various periods as directed by a Fund.

7.	Document capture and analysis -- valuations of underlying investment portfolio (in coordination with Investment Manager):

(i)	Manage investment-related cash processing for capital calls and distributions to/from underlying funds and co-investments, as well as direct investments

(ii)	Capture valuations (e.g., capital account statements and financial statements) provided by underlying portfolio holdings

(iii)	Track commitments and remaining commitments for each Fund’s investment portfolio

(iv)	Prepare roll forwards of investment valuations

(v)	Prepare client-specific adjustments to valuations, based on Fund and Valuation Committee accounting policies and valuation methodologies

(vi)	Participate, when requested, in Valuation Committee meetings as a non-voting member

8.	Document capture and analysis -- taxable income from underlying investment portfolio (in coordination with Investment Manager):

(i)	Tax related documentation (e.g., 1099s or K-1 for Master Fund)

(ii)	Analysis of distribution proceeds from underlying investment portfolio

(iii)	Support for annual dividend/tax-basis distribution for each Fund (if applicable)

9.	Prepare monthly work paper packages

10.	Support the annual Fund audit, including establishing timelines for SS&C deliverables, and answering questions as appropriate. Support the production of each Fund’s draft annual financial statements and accompanying materials.

(i)	Each Fund shall (a) provide information to SS&C to complete the financial statement schedules and notes to the financial statements if SS&C is preparing such notes, (for matters such as risk management disclosures), (b) assist and guide SS&C with determining industry, geographic and other descriptions and classification of assets, (c) provide such other information and assistance as SS&C may reasonably request related to the preparation and audit of the financial statements or related schedules, as appropriate, and (d) approve all information prepared on behalf of the Fund and provided to the auditor.

(ii)	Notwithstanding anything in this Agreement to the contrary, a Fund has ultimate authority over and responsibility for its financial statements.

11.	Provide Investment Manager online access to a portal with read-only access to the portfolio accounting modules.

C.	Registered Fund Services to be Provided by ALPS:

1.	The following Services will be performed by ALPS under this Agreement and, as applicable, are contingent on the performance by Fund of its duties and obligations otherwise contained in this Agreement.

Fund Administration

(i)	Prepare annual and semi-annual financial statements, utilizing templates for standard layout and printing

(ii)	Prepare Forms N-CEN and N-CSR

(iii)	File Form N-CEN with the SEC

(iv)	Host annual audits

(v)	Calculate monthly SEC standardized total return performance figures

(vi)	Prepare required reports for quarterly Board meetings

(vii)	Monitor expense ratios

(viii)	Maintain budget vs. actual expenses

(ix)	Manage Fund invoice approval and bill payment process

(x)	Assist with placement of Fidelity Bond and E&O insurance

(xi)	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

(i)	Calculate monthly NAVs as required by each Fund and in conformance with generally accepted accounting principles ("GAAP"), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code

(ii)	Transmit net asset values to Investment Manager other third parties

(iii)	Reconcile cash and investment balances with the custodian

(iv)	Provide data and reports to support preparation of financial statements and filings

(v)	Prepare required Fund Accounting records in accordance with the 1940 Act

(vi)	Obtain and apply security valuations as directed and determined by each Fund consistent with the Fund’s pricing and valuation policies

(vii)	Participate, when requested, in Valuation Committee meetings as a non-voting member

(viii)	Prepare and file Form N-PORT

Tax Administration

(i)	Calculate dividend and capital gain distribution rates

(ii)	Assist with quarterly Subchapter M compliance monitoring and reporting as requested

(iii)	Provide tax re-allocation data for shareholder 1099 reporting

Legal Administration

(i)	Coordinate review and filing of Form N-CSR and preparation and filing of Form N-PX

(ii)	Coordinate shareholder proxy filings and mailing process, as applicable

(iii)	Coordinate EDGARization and filing of SEC documents

(iv)	Assist in the preparation, and distribution of quarterly board materials

Compliance Administration

(i)	Perform testing for compliance with: (i) the investment objective and certain policies and restrictions as disclosed in each Fund’s offering documents; and (ii) applicable Law (collectively, “Portfolio Compliance”) (post-trade, monthly) to test the Fund’s Portfolio Compliance (the “Portfolio Compliance Testing”). The frequency and nature of the Portfolio Compliance Testing and the methodology and process in accordance with which the Portfolio Compliance Testing are conducted, are mutually agreed to between ALPS and the Fund.

(ii)	Provide warning/Alert notification with supporting documentation.

(iii)	Report violations, if any, to a Fund and the Fund’s CCO as promptly as practicable following discovery.

(iv)	Provide quarterly compliance testing certification to Fund, CCO and Board of Directors.

2.	ALPS independently tests Portfolio Compliance based upon information contained in the source reports received by ALPS’ fund accounting department and supplemental data from certain third-party sources. As such, Portfolio Compliance Testing performed by ALPS is limited by the information contained in the fund accounting source reports and supplemental data from third-party sources. The Fund agrees and acknowledges that ALPS’ performance of the Portfolio Compliance Testing shall not relieve the Fund or Investment Manager of their primary day-to-day responsibility for assuring such Portfolio Compliance and ALPS shall not be held liable for any act or omission of a Fund or Investment Manager (or any other Party) as applicable, with respect to Portfolio Compliance.

D.	Transfer Agency and Investor Relations

1.	SS&C, utilizing TA2000TM, its computerized data processing system for securityholder accounting (the "TA2000 System"), will perform the following services:

(i)	Issue (including countersigning), transfer and redeem book entry units or cancel unit certificates as applicable.

(ii)	Maintain securityholder accounts on the records of each Fund on the TA2000 System in accordance with the instructions and information received by SS&C from the Fund, Investment Manager, the Fund's distributor, the Fund’s custodian or any other person whom the Fund names in writing to SS&C (each an “Authorized Person”), broker-dealers or securityholders.

(iii)	When and if a Fund participates in the Depository Trust Clearing Corporation (“DTCC”), and to the extent SS&C supports the functionality of the applicable DTCC program (i.e., Networking, Fund Serv, each, the “Program”), SS&C will:

(a)	Accept and effectuate the registration and maintenance of accounts through the Program and the purchase, redemption, exchange and transfer of units in such accounts through systems or applications offered via the Program in accordance with instructions transmitted to and received by SS&C by transmission from DTCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, on the dealer file maintained by SS&C.

(b)	Issue instructions to the Fund’s banks for the settlement of transactions between the Fund and DTCC (acting on behalf of its broker-dealer and bank participants).

(iv)	Provide account and transaction information from each affected Fund’s records on TA2000 in accordance with the applicable Program’s rules.

(v)	Maintain securityholder accounts on TA2000 through the Programs.

(vi)	Provide transaction journals.

(vii)	Prepare securityholder meeting lists for use in connection with the securityholder meetings and certify a copy of such list.

(viii)	Withhold, as required by federal law, taxes on securityholder accounts, perform and pay backup withholding as required for all securityholders, and prepare, file and provide, in electronic format, the applicable U.S. Treasury Department information returns or 1099 data file, as applicable, to each Fund’s vendor of choice.

(ix)	Disburse income dividends and capital gains distributions to securityholders and record reinvestment of dividends and distributions in units of the Fund.

(x)	Provide or make available on-line daily and monthly reports as provided by the TA2000 System and as requested by a Fund or Investment Manager.

(xi)	Maintain those records necessary to carry out SS&C's duties hereunder, including all information reasonably required by a Fund to account for all transactions on TA2000 in the Fund units.

(xii)	Calculate the appropriate sales charge, if applicable and supported by TA2000, with respect to each purchase of Fund units as instructed by an Authorized Person, determine the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to SS&C by the Fund's distributor or any other Authorized Person from time to time, disburse dealer commissions collected to such dealers, determine the portion of each sales charge payable to such managing dealer and disbursing such commissions to the managing dealer.

(xiii)	Receive correspondence pertaining to any former, existing or new securityholder account, process such correspondence for proper recordkeeping, and respond promptly to securityholder correspondence.

(xiv)	Mail to dealers confirmations of wire order trades.

(xv)	Process, generally on the date of receipt, purchases, or instructions, as applicable, to settle any mail or wire order purchases received in proper order. Process requests received in proper order for repurchase or tender events in the frequency as set forth in the offering documents or filing, and reject promptly any requests not received in proper order (as defined by an Authorized Person).

(xvi)	Provide to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of units of the Fund on TA2000. For clarification, with respect to obligations, the Fund is responsible for any registration or filing with a Governmental Authority or obtaining approval from such body required for the sale of units of the Fund in each jurisdiction in which it is sold. SS&C’s sole obligation is to provide the Fund access to the Blue Sky module of TA2000 with respect to purchases of units of the Fund on TA2000. It is the Fund’s responsibility to validate that the Blue Sky module settings are accurate and complete and to validate the output produced thereby and other applicable reports provided by SS&C, to ensure accuracy. SS&C is not responsible in any way for Claims that the sale of units of the Fund violated any such requirement (unless such violation results from a failure of the SS&C Blue Sky module to notify the Fund that such sales do not comply with the parameters set by the Fund for sales to residents of a given state).

(xvii)	Provide to the Fund escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000.

2.	At the request of an Authorized Person, SS&C shall use reasonable efforts to provide the services set forth in this Section D of Schedule A in connection with transactions (i) the processing of which transactions require SS&C to use methods and procedures other than those usually employed by SS&C to perform securityholder servicing agent services, (ii) involving the provision of information to SS&C after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by SS&C, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by normal transactions, (the “Exception Services”).

3.	SS&C shall use commercially reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in a Fund's instructions, offering documents or application as amended from time to time, for the Fund provided (i) SS&C is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by SS&C as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by a Fund requires an enhancement or modification to the TA2000 System or to operations as presently conducted by SS&C, SS&C shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases SS&C's cost of performing the services required hereunder at the current level of service, SS&C shall advise a Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, SS&C shall be entitled to increase its fees by the amount of the increase in costs. In no event shall SS&C be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

4.	The Parties agree that – to the extent that SS&C provides any Services under the Agreement that relate to compliance by the Fund with the Internal Revenue Code of 1986 or any other tax law, including without limitation the services described in Section D.1(vii) – it is the parties’ mutual intent that SS&C will provide only printing, reproducing, and other mechanical assistance to the Fund and that SS&C will not make any judgments or exercise any discretion of any kind, and particularly that SS&C will not make any judgments or exercise any discretion in: (1) determining generally the actions that are required in connection with such compliance or determining generally when such compliance has been achieved; (2) determining the amounts of taxes that should be withheld on securityholder accounts (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Fund); (3) determining the amounts that should be reported in or on any specific box or line of any tax form (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Fund which among other things identify the specific boxes and lines into which amounts calculated by SS&C are to be placed); (4) classifying the status of securityholders and securityholder accounts under applicable tax law (except to the extent of following express instructions regarding such classification provided by the Fund); and (5) paying withholding and other taxes, except pursuant to the express instructions of the Fund. The Fund agrees that it will provide express and comprehensive instructions to SS&C in connection with all of the services that are to be provided by SS&C under the Agreement that relate to compliance by the Fund with the Internal Revenue Code of 1986 or any other tax law (including without limitation the services described in Section D.1(viii)), including promptly providing responses to requests for direction that may be made from time to time by SS&C of the Fund in this regard.

5.	Each Fund instructs and authorizes SS&C to provide the Services as set forth in the Agreement in connection with transactions on behalf of certain Individual Retirement (“IRA”) accounts (“IRA Accounts”) featuring each Fund made available by each Fund, and offered through SS&C’s IRA custodial offering where SS&C acts as service provider. Each Fund acknowledges and agrees that as part of such Services, SS&C will act as service provider to the custodian for such IRA Accounts.

(i)	Each Fund agrees that SS&C will perform the following functions, among others, with respect to the IRA Accounts:

(a)	securityholder recordkeeping;

(b)	account servicing (including returning securityholders’ initial principal investment if requested pursuant to the 7-day right of revocation as allowed per statutory regulations);

(c)	receipt of securityholder monies within each Fund universal bank account;

(d)	movement of securityholder money to either each Fund or custodian cash positions;

(e)	payment, dividend disbursement and bank account reconciliation;

(f)	preparing, providing in electronic format a file to each Fund’s print vendor of choice, and filing all tax reports, information returns and other documents required by the Internal

Revenue Code of 1986, as amended, with respect to IRA Accounts and withholding and submitting all taxes relating to such accounts;

(g)	providing all securityholder notices and other information which the Custodian provides with regard to the IRA Accounts under applicable federal and state laws;

(h)	providing reasonable assistance to each Fund to complete a block transfer of the securityholders’ custodial accounts to a successor custodian, in the event the custodian resigns as custodian for the securityholders (subject to recompense of SS&C for such assistance at its standard rates and fees for personnel then in effect at that time);

(i)	solicitation and processing of securityholder paid custodial fees; and

(j)	processing of annual custodian maintenance fees from cash or reinvested distributions.

(ii)	In connection with providing Services for the IRA Accounts, each Fund hereby authorizes SS&C, acting as agent for each Fund: (1) to establish in the name of, and to maintain on behalf of, the Fund, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such banks, as hereinafter defined, one or more deposit accounts at a nationally or regionally known banking institution (the “Bank”) into which SS&C shall deposit each Fund’s funds SS&C receives for payment of dividends, distributions, purchases of each Fund units, redemptions of each Fund units, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by SS&C on behalf of each Fund and the IRA securityholders provided for in the Agreement; (2) move money to either each Fund or custodian cash positions per securityholder instructions, to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such instructions were provided to SS&C, and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill SS&C’s obligations under the Agreement with respect to the IRA Accounts. SS&C, acting as agent for each Fund, is also hereby authorized to execute on behalf and in the name of each Fund, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for SS&C to utilize to accomplish the purposes of this Section. In each of the foregoing situations, SS&C shall not be liable for any Losses arising out of or resulting from errors or omissions of the Bank provided, however, that SS&C shall have acted in good faith, with due diligence and without gross negligence.

(iii)	Representations, Warranties and Covenants. SS&C hereby represents, warrants and covenants that:

(a)	Any cash account maintained at any Bank for the IRA Accounts shall be insured in an amount equal to the maximum deposit insurance amount maintained by the Federal Deposit Insurance Corporation limits per securityholder;

(b)	Any agreement between SS&C and any entity retained to serve as custodian for the IRA Accounts shall provide that such custodian may not terminate such agreement (or otherwise resign as custodian of the IRA Accounts) without providing at least ninety (90) days’ prior written notice to SS&C except if the termination is for cause, in which event ten (10) days’ prior written notice is required; and

(c)	In the event that the custodian (or any successor custodian for the IRA Accounts) terminates the custodial agreement with SS&C (or otherwise resigns as custodian of the IRA Accounts), SS&C shall: (i) provide prompt notice to each Fund regarding such termination or resignation, and (ii) use its reasonable best efforts to find a successor custodian.

(iv)	Investment Authority; No Fiduciary. In no event shall a Fund (i) have or exercise any discretionary authority or discretionary control whatsoever respecting the management or any assets in any IRA Account or any authority or control respecting the disposition of any assets of the IRA Account; (ii) render or have authority or responsibility to render investment advice with respect to any monies or other property of any IRA Account; or (iii) have or exercise any discretionary authority or discretionary responsibility in the administration of any IRA Account. In no event shall a Fund be deemed to be a

“fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Code with respect to any assets or property of any IRA.

8.	If applicable, SS&C will make original issues of Fund units, or if Fund units are certificated, certificates upon written request of an officer of the Fund and upon being furnished with a certified copy of a resolution of the board of directors authorizing such original issue, evidence regarding the value of the units, and necessary funds for the payment of any original issue tax.

9.	Upon receipt of a Fund’s written request, SS&C shall provide transmissions of shareholder activity to the print vendor selected by the Fund.

10.	Each Fund’s Obligations.

(ii)	The Fund will promptly provide SS&C DST and ALPS written notice of any change in the Authorized Personnel.

(iii)	If at any time the Fund receives notice or becomes aware of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund's units, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Fund's units, the Fund will give prompt notice thereof to SS&C.

(iv)	The Fund shall not enter into one or more omnibus, third-party sub-agency or sub accounting agreements with (i) unaffiliated third-party broker/dealers or other financial intermediaries who have a distribution agreement with the affected Fund or (ii) third party administrators of group retirement or annuity plans, unless the Fund either (A) provides SS&C with a minimum of twelve (12) months’ notice before the accounts are deconverted from SS&C, or (B), if twelve (12) months’ notice is not possible, Fund shall compensate SS&C by paying a one-time termination fee equal to $.10 per deconverted account per month for every month short of the twelve (12) months’ notice in connection with each such deconversion.

11.	Compliance.

(i)	In connection with performing the services under the Agreement, SS&C is responsible for the requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of securityholder accounts, transfers, redemptions and other securityholder account transactions, all in conformance with SS&C's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, Compliance + and Identity Theft Programs and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Fund, its investment adviser or managing dealer, or its or SS&C's counsel and the rejection of orders or instructions not in good order in accordance with the applicable offering documents or the Procedures.

(ii)	SS&C shall assist the Fund to fulfill certain of its responsibilities under certain provisions of USA PATRIOT Act, Sarbanes-Oxley Act, Title V of Gramm Leach Bliley Act, the Red Flags Regulations promulgated jointly by the Office of the Comptroller of the Currency, Treasury; Board of Governors of the Federal Reserve System; Federal Deposit Insurance Corporation; Office of Thrift Supervision, Treasury; National Credit Union Administration; and Federal Trade Commission implementing Section 114 of the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) and final rules implementing Section 315 of the FACT Act, and the applicable federal securities laws (collectively the “Reform Regulations”), by complying with Compliance +™, a compliance program that focuses on certain business processes that represent key activities of the transfer agent/service provider function (the “Compliance + Program”), a copy of which has hitherto been made available to each Fund. These business processes are anti-money laundering, identity theft, red flag reporting, certificate processing, correspondence processing, fingerprinting, lost securityholder processing, reconciliation and control, transaction processing, transfer agent administration and safeguarding fund assets and securities. SS&C reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. SS&C shall provide you with written notice of any such changes.

(iii)	SS&C shall (i) perform the procedures set forth in the Compliance + Program, as amended by SS&C from time to time, which pertain to SS&C’s performance of those transfer agency services in accordance with the terms and conditions set forth in the Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that SS&C’s employees act in accordance with the Compliance + Program, and (iii) provide the Fund with written notice of any material changes made to the Program as attached hereto.

(iv)	Notwithstanding the foregoing, SS&C’s obligations shall be solely as are set forth in this Section and in the Compliance + Program, as amended, and any of obligations under the Reform Regulations that SS&C has not agreed to perform on the Fund’s behalf under the Compliance + Program or under the Agreement shall remain the Fund’s sole obligation.

12.	Bank Accounts.

(i)	SS&C, acting as agent for the Fund, is hereby authorized (1) to establish in the name of, and to maintain on behalf of, each Fund, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the applicable bank (the “Bank”) on the maximum liability of such Banks), into which SS&C shall deposit the funds SS&C receives for payment of dividends, distributions, purchases of Fund units, redemptions of Fund units, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by SS&C on behalf of a Fund provided for in the Agreement, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to SS&C, and (3) to establish, to implement and to transact Fund business through Automated Clearinghouse (“ACH”), draft processing, wire transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill SS&C’s obligations under the Agreement. SS&C, acting as agent for each Fund, is also hereby authorized to execute on behalf and in the name of such Fund, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the affected Bank) on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for SS&C to utilize to accomplish the purposes of the Agreement. In each of the foregoing situations the Fund shall be liable on such agreements with the Bank as if it itself had executed the agreement and SS&C shall not be personally liable on such agreements, but SS&C’s liability shall be judged under the standards set forth in the Agreement. SS&C shall not be liable for any Losses arising out of or resulting from errors or omissions of the Bank provided, however, that SS&C shall have acted in good faith and with due diligence and without gross negligence.

(ii)	SS&C is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

13.	SS&C will maintain customary transfer agent records in connection with its agency in accordance with the transfer agent recordkeeping requirements under the 1934 Act, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the 1940 Act, if any. Notwithstanding anything in the Agreement to the contrary, the records to be maintained and preserved by SS&C on the TA2000 System under the Agreement shall be maintained and preserved in accordance with the following:

(i)	Annual purges by August 31: SS&C and the Fund shall mutually agree upon a date for the annual purge of the appropriate history transactions from the Transaction History (A88) file for accounts (both regular and tax advantaged accounts) that were open as of January 1 of the current year, such purge to be complete no later than August 31. Purges completed after this date will subject the Fund to the Aged History Retention fees set forth in the Fee Schedule attached hereto as Schedule B.

(ii)	Purge criteria: In order to avoid the Aged History Retention fees, history data for regular or ordinary accounts (that is, non-tax advantaged accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the current year and history data for tax advantaged accounts (retirement and educational savings accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the prior year. All purged history information shall be retained on magnetic tape for seven (7) years.

(iii)	Purged history retention options (entail an additional fee): For the additional fees set forth on the Fee Schedule attached hereto as Schedule B, or as otherwise mutually agreed, then Fund may choose (i) to place purged history information on the Purged Transaction History (A19) table or (ii) to retain history information on the Transaction History (A88) file beyond the timeframes defined above. Retaining information on the A19 table allows for viewing of this data through online facilities and E-Commerce applications. This database does not support those histories being printed on statements and reports and is not available for on request job executions.

14.	SS&C may send periodically to the Fund, as may be requested by an officer or agent of the Fund, all books, documents, and all records no longer deemed needed for current purposes, upon the understanding that such books, documents, and records will be maintained by the Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the 1934 Act, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed by the Fund without the consent of SS&C (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

15.	The Fund or its designated agents other than SS&C may assume certain duties and responsibilities of SS&C or those services of Agent as those terms are referred to in this Schedule A including but not limited to answering and responding to telephone inquiries from securityholders and brokers, accepting securityholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to SS&C, preparing and providing in electronic format, to Fund’s print vendor of choice, confirmations, obtaining certified TIN numbers, classifying the status of securityholders and securityholder accounts under applicable tax law, establishing securityholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Fund, said assumption to be embodied in writing to be signed by both Parties.

E.	Blue Sky Filings

1.	Upon request and with at least 60 days’ prior written notice by Investment Manager, with respect to any particular Fund, SS&C DST will provide the Investment Manager with Blue Sky services, which will include the following:

(i)	Coordinate the conversion, including any and all related state filings, from the Investment Manager’s existing Blue Sky service provider to SS&C DST, including all state permits and all activated Sales Feeds identified by the Investment Manager.

(ii)	File the Form D and amendments thereto with the Securities and Exchange Commission in the required format.

(iii)	File a copy of each applicable Fund’s Form D, and any applicable related forms, in all states and territories in which the Investment Manager has directed SS&C DST in writing to file.

(iv)	File a copy of each applicable Fund’s Form D/A to the extent required by each state and territory.

(v)	File applicable Fund’s sales and investor total information to the extent required by each state and territory.

(vi)	Invoice applicable Fund(s) for fees owed to each state and territory in accordance with procedures agreed upon in writing by SS&C DST and the Investment Manager.

(vii)	At the direction of the Investment Manager, make payments of state fees.

(viii)	Utilize the North American Securities Administrators Association’s Electronic Filing Depository (EFD) in any and all available states and territories.

(ix)	Review initial and/or additional subscriptions against existing filings to determine which states or territories may require copies of the Form D to be submitted.

2.	In connection with the Blue Sky Filing services, the Investment Manager shall:

(i)	Serve as liaison between the applicable Funds’ existing Blue Sky provider and SS&C DST to facilitate the conversion of the applicable Funds’ existing files and Sales Feeds to SS&C DST’s Blue Sky database.

(ii)	In the event Blue Sky services are being outsourced from the Investment Manager’s internal business unit, provide a project manager, or an individual to serve in such capacity, separate from the Investment Manager’s internal business unit currently performing Blue Sky work, to serve as SS&C DST’s primary contact for the duration of the Blue Sky conversion project.

(iii)	In the event Blue Sky services are being outsourced from the Investment Manager’s internal business unit, allow SS&C DST to establish the duration and project plan for the conversion project.

(iv)	With respect to each applicable Fund, determine the states and territories where the applicable Fund(s) will need to submit copies of the Form D.

(v)	Determine the applicability of any exemptions available in a state or territory.

(vi)	Facilitate the issuance of a limited power of attorney in favor of SS&C DST in the form set forth in Appendix I to this Schedule A in order that SS&C DST may submit filings on behalf of each applicable Fund.

(vii)	Notify SS&C DST in writing of any and all changes to existing Sales Feeds, the addition and activation of new Sales Feeds, and the termination of Sales Feeds.

(viii)	Serve as liaison with the applicable Funds’ custodian to facilitate the transmission of payments for invoiced filing fees.

(ix)	Provide SS&C DST a report listing initial or additional subscriptions, the frequency and format of which will be agreed upon by the parties.

(x)	Confirm to SS&C DST in writing the filing requirements for those states and territories that require paper filings.

(xi)	Provide SS&C DST the information necessary to complete the Form D.

(xii)	Approve in writing the draft From D before SS&C DST files with the Securities and Exchange Commission.

(xiii)	Provide the necessary authorization to the Securities and Exchange Commission for SS&C DST to file the Form D.

F.	Connectivity

1.	At Fund’s direction, SS&C will obtain, on Fund’s behalf, communication circuits connectivity between Fund’s locations and the SS&C facility for Fund to access and utilize the services (the details of such circuit will be outlined in a separately executed Proposal or Statement of Work). In such event, SS&C shall utilize communications network control and monitoring capabilities to assist Fund with the identification and resolution of any problems which appear to be related to the communications circuits obtained by SS&C on Fund’s behalf and will work with the communications vendor to reasonably resolve such problems. However, in no event shall SS&C be responsible for, and SS&C shall have no liability for, inadequacies or failures to perform related to or arising out of such communications circuits. For such SS&C provided communications, SS&C shall bill to Fund, as an additional expense, a fee which is made up of (a) an estimated allocation of the costs of the circuit(s) (based on average circuit costs for similar circuits), and related costs and expenses, and (b) an estimated allocation of the costs incurred by SS&C associated with supporting such SS&C provided connectivity, including equipment, network infrastructure, SS&C’s monitoring and problem resolution services described above, support and corporate overhead.

(i)	However, at Fund’s election, Fund may obtain for themselves the communication circuits connectivity. In such event, Fund shall be responsible for:

(a)	obtaining, providing and paying for the applicable costs of all communication circuits connectivity between Fund’s locations and the SS&C facility necessary for Fund to access and utilize the services;

(b)	the provision of communications network control and monitoring capabilities to identify and to resolve any problems (SS&C shall, as reasonably possible, assist Fund with the identification and resolution of problems with the Fund provided communication lines, to the extent SS&C has personnel available and free to do so and has access to information necessary to provide such assistance; provided it is Fund’s obligation to work with the communications vendor to resolve issues); and

(c)	a fee to SS&C (which will be outlined in a separately executed Proposal or Statement of Work) which is an estimated allocation of the costs incurred by SS&C associated with supporting Fund provided connectivity (including internal equipment, monitoring, corporate support, infrastructure and other services) as an additional expense.

G.	Miscellaneous

1.	Notwithstanding anything to the contrary in this Agreement, SS&C:

(i)	Does not maintain custody of any cash or securities.

(ii)	Does not have the ability to authorize transactions.

(iii)	Does not have the authority to enter into contracts on behalf of a Fund.

(iv)	Is not responsible for determining the valuation of a Fund’s assets and liabilities.

(v)	Does not perform any management functions or make any management decisions with regard to the operation of a Fund.

(vi)	Is not responsible for affecting any U.S. federal or state regulatory filings which may be required or advisable as a result of the offering of interests in a Fund except as specifically provided for herein.

(vii)	Is not a Fund’s tax advisor and does not provide any tax advice.

(viii)	Is not obligated to perform any additional or materially different services due to changes in law or audit guidance.

2.	If SS&C allows a Fund, Investment Manager, investors or their respective agents and representatives (“Users”) to (i) receive information and reports from SS&C and/or (ii) issue instructions to SS&C via web portals or other similar electronic mechanisms hosted or maintained by SS&C or its agents (“Web Portals”):

(i)	Access to and use of Web Portals by Users shall be subject to the proper use by Users of usernames, passwords and other credentials issued by SS&C (“User Credentials”) and to the additional terms of use that are noticed to Users on such Web Portals. Fund and Investment Manager shall be solely responsible for the results of any unauthorized use, misuse or loss of User Credentials by their authorized Users and for compliance by such Users with the terms of use noticed to Users with respect to Web Portals, and shall notify SS&C promptly upon discovering any such unauthorized use, misuse or loss of User Credentials or breach by Fund or Investment Manager or their authorized Users of such terms of use. Any change in the status or authority of an authorized User communicated by Fund shall not be effective until SS&C has confirmed receipt and execution of such change.

(ii)	SS&C grants to each Fund and Investment Manager a limited, non-exclusive, non-transferable, non-sublicenseable right during the term of this Agreement to access Web Portals solely for the purpose of accessing Client Data and, if applicable, issue instructions. Each Fund and Investment Manager will ensure that any use of access to any Web Portal is in accordance with SS&C’s terms of use, as noticed to the Users from time to time. This license does not include: (i) any right to access any data other than Client Data; or (ii) any license to any software.

(iii)	No Fund nor Investment Manager will (A) permit any third party to access or use the Web Portals through any time-sharing service, service bureau, network, consortium, or other means; (B) rent, lease, sell, sublicense, assign, or otherwise transfer its rights under the limited license granted above to any third party, whether by operation of law or otherwise; (C) decompile, disassemble, reverse engineer, or attempt to reconstruct or discover any source code or underlying ideas or algorithms associated with the Web Portals by any means; (D) attempt to modify or alter the Web Portal in any manner; or (E) create derivative works based on the web portal. No Fund nor Investment Manager will remove (or instruct its agents to remove) any proprietary rights notices or disclaimers from the Web Portal or any reports derived therefrom.

(iv)	SS&C reserves all rights in SS&C systems and in the software that are not expressly granted to a Fund or Investment Manager hereunder.

(v)	SS&C may discontinue or suspend the availability of any Web Portals at any time without prior notice for routine maintenance or otherwise; SS&C will endeavor to notify the Funds as soon as reasonably practicable of such action.

3.	Notwithstanding anything in this Agreement to the contrary, a Fund has ultimate authority over and responsibility for its tax matters and financial statement tax disclosures. All memoranda, schedules, tax forms and other work product produced by SS&C are the responsibility of the Fund and are subject to review and approval by the Fund and the Fund’s auditors, or tax preparers, as applicable and SS&C bears no responsibility for reliance on tax calculations and memoranda prepared by SS&C.

4.	SS&C shall provide reasonable assistance to responding to due diligence and analogous requests for information from investors and prospective investors (or others representing them); provided, that SS&C may elect to provide these services only upon a Fund’s agreement in writing to separate fees in the event responding to such requests becomes, in SS&C’s sole discretion, excessive.

5.	Reports and information shall be deemed provided to a Fund if they are made available to the Fund online through SS&C’s portal.

APPENDIX I

TO

SCHEDULE A

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of June 30, 2019, that ______________________________ (“Investment Manager”) on behalf of _____________________ (and their currently existing series and all future series) (the “Funds”), with principal offices at___________________________________________, makes, constitutes, and appoints DST ASSET MANAGER SOLUTIONS, INC. (“SS&C DST”) with principal offices at 2000 Crown Colony Drive, Quincy, Massachusetts 02169 its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1.	FILINGS FOR FUND SHARES. The power to submit (i) filings (in any format accepted); and (ii) checks and ACH payments in the name of the Funds, for the Funds in each jurisdiction in which the Fund’s shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file (in any format accepted) any and all of the Fund’s applications including without limitation, applications to provide notice for the Fund’s shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of SS&C DST in connection with the filings of the Fund’s shares.

2.	CUSTODY ACCOUNTS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the filings of the Fund’s shares with state securities administrators.

3.	AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals authorized by SS&C DST shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this Limited Power of Attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by SS&C DST of such termination of authority. Nothing herein shall be construed to constitute the appointment of SS&C DST as or otherwise authorize SS&C DST to act as an officer, director or employee of the Investment Manager.

IN WITNESS WHEREOF, the Investment Manager has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

Central Park Advisers, LLC

By:

Name:

Title:

Schedule B

Fees and Expenses

[Information Omitted]

Schedule C

Funds

Fund	Organization
CPG Carlyle Commitments Fund, LLC	Delaware, US, limited liability company
CPG Carlyle Commitments Master Fund, LLC	Delaware, US, limited liability company

AMENDMENT ONE

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of August 31, 2019:

Term	Means
“Existing Agreement”	The Services Agreement among SS&C, Investment Manager and Funds dated July 15, 2019
“SS&C”	SS&C Technologies, Inc. DST Asset Manager Solutions, Inc. ALPS Fund Services, Inc.
“Funds”	CPG Carlyle Commitments Fund, LLC CPG Carlyle Commitments Master Fund, LLC
“Investment Manager”	Central Park Advisers, LLC

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

SS&C Technologies, Inc.	DST Asset Manager Solutions, Inc.
By:	By:
Name:	Name:
Title:	Title:

ALPS Fund Services, Inc.	Central Park Advisers, LLC
By:	By:
Name:	Name:
Title:	Title:

CPG Carlyle Commitments Fund, LLC	CPG Carlyle Commitments Master Fund, LLC
By:	By:
Name:	Name:
Title:	Title:

CPG Vintage Access Fund III, LLC
By:
Name:
Title:

Schedule A to this Amendment

Amendments

The Existing Agreement is amended as follows:

1.	CPG Vintage Access Fund III, LLC is added as a party to the Existing Agreement.

2.	Schedule A is replaced by Schedule A attached hereto

3.	Schedule B is replaced by Schedule B attached hereto

4.	Schedule C is replaced by Schedule C attached hereto

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

Schedule A

Services

A.	General

1.	As used in this Schedule A, the following additional terms have the following meanings:

(i)	“Blue Sky” shall mean the various statutes and regulations of the states, District of Columbia, Puerto Rico, and the United States Virgin Islands governing the offer and sales of mutual funds and the related compliance services.

(ii)	“Form D” shall mean the Securities and Exchange Commission Form D.

(iii)	“Form D/A” shall mean an amendment to the Securities and Exchange Commission Form D.

(iv)	“investor” or “securityholder” means an equity owner in a Fund, whether a limited liability company interest holder in a limited liability company, a shareholder in a company, a partner in a partnership, a unitholder in a trust or otherwise. A “prospective investor” means an applicant to become an investor.

(v)	“Sales Feed” shall mean a data file in industry standard format sent by a third party.

2.	Any references to Law shall be construed to the Law as amended to the date of the effectiveness of the applicable provision referencing the Law.

3.	Each Fund and Investment Manager acknowledge that SS&C’s ability to perform the Services is subject to the following dependencies:

(i)	A Fund, Investment Manager and other Persons that are not employees or agents of SS&C whose cooperation is reasonably required for the SS&C to provide the Services providing cooperation, information and, as applicable, instructions to SS&C promptly, in agreed formats, by agreed media and within agreed timeframes as required to provide the Services.

(ii)	The communications systems operated by each Fund, Investment Manager and other Persons that are not employees or agents of SS&C remaining fully operational.

(iii)	The accuracy and completeness of any Client Data or other information provided to SS&C Associates in connection with the Services by any Person.

(iv)	A Fund and Investment Manager informing SS&C on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

(v)	Any warranty, representation, covenant or undertaking expressly made by a Fund or Investment Manager under or in connection with this Agreement being and remaining true, correct and discharged at all relevant times.

(vi)	SS&C’s timely receipt of the then most current version of each Fund’s Governing Documents and required implementation documentation, including authority certificate, profile questionnaire and accounting preferences, and SS&C Web Portal and other application User information.

4.	Each Fund acknowledges that SS&C may rely on information provided by the Fund’s custodian, underlying portfolio funds, and other Fund service providers in order to validate the existence of assets reported by the Fund, Investment Manager, the Fund’s custodian or other Fund service provider. Each Fund acknowledges that it is the sole responsibility of the Fund to validate the existence of assets reported to SS&C. SS&C may rely, and has no duty to investigate the representations of the underlying portfolio funds, a Fund, Investment Manager, a Fund’s custodian or other Fund service provider.

5.	ALPS shall utilize one or more pricing services, as directed by Fund. The Fund shall identify in writing to ALPS the pricing service(s) to be utilized on behalf of Fund. For those securities where prices are not provided by the pricing service(s), Fund shall approve the method for determining the fair value of such securities and shall determine or obtain the valuation of the securities in accordance with such method and shall deliver to ALPS the resulting price(s). In the event Fund desires to provide a price that varies from the price provided by the pricing service(s), Fund shall promptly notify and supply ALPS with the valuation of any such security on each valuation date. All pricing changes made by Fund will be provided to ALPS in writing or e-mail and must specifically identify the securities to be changed by security identifier, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

6.	Notwithstanding anything in this Agreement to the contrary, SS&C Tech is responsible for providing the Services listed under Section B “Private Equity Accounting and Administration” and will provide all applicable information to ALPS who is responsible for providing the Services listed under Section C “Registered Fund Services to be Provided by ALPS”; and SS&C DST is responsible for providing all other Services.

7.	The following Services will be performed by SS&C and, as applicable, are contingent on the performance by Fund and Investment Manager of the duties and obligations listed.

B.	Private Equity Fund Accounting and Administration

1.	Load and reconcile historical data as agreed between SS&C and each Fund.

2.	Maintain the general ledger and source journals with respect to each Fund’s investment portfolio.

3.	Prepare and review Fund bank account reconciliations on a monthly basis, with respect to each Fund’s investment portfolio.

4.	Prepare and provide a weekly cash flow analysis report.

5.	Record the following transactions/items: (i) investment transactions (e.g., contributions, distributions, purchases, and sales), (ii) investment income, (iii) fair value adjustments, and (iv) interest and dividend income.

6.	Calculate total return, IRRs and multiples of capital calculations over various periods as directed by a Fund.

7.	Document capture and analysis -- valuations of underlying investment portfolio (in coordination with Investment Manager):

(i)	Manage investment-related cash processing for capital calls and distributions to/from underlying funds and co-investments, as well as direct investments

(ii)	Capture valuations (e.g., capital account statements and financial statements) provided by underlying portfolio holdings

(iii)	Track commitments and remaining commitments for each Fund’s investment portfolio

(iv)	Prepare roll forwards of investment valuations

(v)	Prepare client-specific adjustments to valuations, based on Fund and Valuation Committee accounting policies and valuation methodologies

(vi)	Participate, when requested, in Valuation Committee meetings as a non-voting member

8.	Document capture and analysis -- taxable income from underlying investment portfolio (in coordination with Investment Manager):

(i)	Tax related documentation (e.g., K-1 for Master Fund; 1099s for other Funds)

(ii)	Analysis of distribution proceeds from underlying investment portfolio

(iii)	Support for annual dividend/tax-basis distribution for each Fund (if applicable)

9.	Prepare monthly or quarterly work paper packages (as applicable)

10.	Support the annual Fund audit, including establishing timelines for SS&C deliverables, and answering questions as appropriate. Support the production of each Fund’s draft annual financial statements and accompanying materials.

(i)	Each Fund shall (a) provide information to SS&C to complete the financial statement schedules and notes to the financial statements if SS&C is preparing such notes, (for matters such as risk management disclosures), (b) assist and guide SS&C with determining industry, geographic and other descriptions and classification of assets, (c) provide such other information and assistance as SS&C may reasonably request related to the preparation and audit of the financial statements or related schedules, as appropriate, and (d) approve all information prepared on behalf of the Fund and provided to the auditor.

(ii)	Notwithstanding anything in this Agreement to the contrary, a Fund has ultimate authority over and responsibility for its financial statements.

11.	Provide Investment Manager online access to a portal with read-only access to the portfolio accounting modules.

C.                  Registered Fund Services to be Provided by ALPS:

1.	The following Services will be performed by ALPS under this Agreement and, as applicable, are contingent on the performance by Fund of its duties and obligations otherwise contained in this Agreement.

Fund Administration

(i)	Prepare annual and semi-annual financial statements, utilizing templates for standard layout and printing

(ii)	Prepare Forms N-CEN and N-CSR

(iii)	File Form N-CEN with the SEC

(iv)	Host annual audits

(v)	Calculate monthly SEC standardized total return performance figures

(vi)	Prepare required reports for quarterly Board meetings

(vii)	Monitor expense ratios

(viii)	Maintain budget vs. actual expenses

(ix)	Manage Fund invoice approval and bill payment process

(x)	Assist with placement of Fidelity Bond and D&O/E&O insurance

(xi)	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

(i)	Calculate monthly or quarterly NAVs (as applicable) as required by each Fund and in conformance with generally accepted accounting principles (“GAAP”), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code

(ii)	Transmit net asset values to Investment Manager other third parties

(iii)	Reconcile cash and investment balances with the custodian

(iv)	Provide data and reports to support preparation of financial statements and filings

(v)	Prepare required Fund Accounting records in accordance with the 1940 Act

(vi)	Obtain and apply security valuations as directed and determined by each Fund consistent with the Fund’s pricing and valuation policies

(vii)	Participate, when requested, in Valuation Committee meetings as a non-voting member

(viii)	Prepare and file Form N-PORT

Tax Administration

(i)	Calculate dividend and capital gain distribution rates

(ii)	Assist with quarterly Subchapter M compliance monitoring and reporting as requested

(iii)	Provide tax re-allocation data for shareholder 1099 reporting

(iv)	Prepare and distribute 19a-1 statements as required

(v)	With respect to CPG Vintage Access Fund III, LLC only:

(a)	Prepare ROCSOP and required tax designations for Annual Report

(b)	Prepare and coordinate filing of income and excise tax returns (with audit firm to sign all returns as paid preparer)

(c)	Calculate/monitor book-to-tax differences

Legal Administration

(i)	Coordinate review and filing of Form N-CSR and preparation and filing of Form N-PX

(ii)	Coordinate shareholder proxy filings and mailing process, as applicable

(iii)	Coordinate EDGARization and filing of SEC documents

(iv)	Assist in the preparation, and distribution of quarterly board materials

Compliance Administration

(i)	Perform testing for compliance with: (i) the investment objective and certain policies and restrictions as disclosed in each Fund’s offering documents; and (ii) applicable Law (collectively, “Portfolio Compliance”) (post-trade, monthly) to test the Fund’s Portfolio Compliance (the “Portfolio Compliance Testing”). The frequency and nature of the Portfolio Compliance Testing and the methodology and process in accordance with which the Portfolio Compliance Testing are conducted, are mutually agreed to between ALPS and the Fund.

(ii)	Provide warning/Alert notification with supporting documentation.

(iii)	Report violations, if any, to a Fund and the Fund’s CCO as promptly as practicable following discovery.

(iv)	Provide quarterly compliance testing certification to Fund, CCO and Board of Directors.

2.	ALPS independently tests Portfolio Compliance based upon information contained in the source reports received by ALPS’ fund accounting department and supplemental data from certain third-party sources. As such, Portfolio Compliance Testing performed by ALPS is limited by the information contained in the fund accounting source reports and supplemental data from third-party sources. The Fund agrees and acknowledges that ALPS’ performance of the Portfolio Compliance Testing shall not relieve the Fund or Investment Manager of their primary day-to-day responsibility for assuring such Portfolio Compliance and ALPS shall not be held liable for any act or omission of a Fund or Investment Manager (or any other Party) as applicable, with respect to Portfolio Compliance.

D.	Transfer Agency and Investor Relations

1.	SS&C, utilizing TA2000TM, its computerized data processing system for securityholder accounting (the “TA2000 System”), will perform the following services:

(i)	Issue, transfer and redeem book entry units or cancel unit certificates as applicable.

(ii)	Maintain securityholder accounts on the records of each Fund on the TA2000 System in accordance with the instructions and information received by SS&C from the Fund, Investment Manager, the Fund’s distributor, the Fund’s custodian or any other person whom the Fund names in writing to SS&C (each an “Authorized Person”), broker-dealers or securityholders.

(iii)	When and if a Fund participates in the Depository Trust Clearing Corporation (“DTCC”), and to the extent SS&C supports the functionality of the applicable DTCC program (i.e., Networking, Fund Serv, each, the “Program”), SS&C will:

(a)	Accept and effectuate the registration and maintenance of accounts through the Program and the purchase, redemption, exchange and transfer of units in such accounts through systems or applications offered via the Program in accordance with instructions transmitted to and received by SS&C by transmission from DTCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, on the dealer file maintained by SS&C.

(b)	Issue instructions to the Fund’s banks for the settlement of transactions between the Fund and DTCC (acting on behalf of its broker-dealer and bank participants).

(iv)	Provide account and transaction information from each affected Fund’s records on TA2000 in accordance with the applicable Program’s rules.

(v)	Maintain securityholder accounts on TA2000 through the Programs.

(vi)	Provide transaction journals.

(vii)	Prepare securityholder meeting lists for use in connection with the securityholder meetings and certify a copy of such list.

(viii)	Withhold, as required by federal law, taxes on securityholder accounts, perform and pay backup withholding as required for all securityholders, and prepare, file and provide, in electronic format, the applicable U.S. Treasury Department information returns or 1099 data file, as applicable, to each Fund’s vendor of choice.

(ix)	Disburse income dividends and capital gains distributions to securityholders and record reinvestment of dividends and distributions in units of the Fund.

(x)	Provide or make available on-line daily and monthly reports as provided by the TA2000 System and as requested by a Fund or Investment Manager.

(xi)	Maintain those records necessary to carry out SS&C’s duties hereunder, including all information reasonably required by a Fund to account for all transactions on TA2000 in the Fund units.

(xii)	Calculate the appropriate sales charge, if applicable and supported by TA2000, with respect to each purchase of Fund units as instructed by an Authorized Person, determine the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to SS&C by the Fund’s distributor or any other Authorized Person from time to time, disburse dealer commissions collected to such dealers, determine the portion of each sales charge payable to such managing dealer and disbursing such commissions to the managing dealer.

(xiii)	Receive correspondence pertaining to any former, existing or new securityholder account, process such correspondence for proper recordkeeping, and respond promptly to securityholder correspondence.

(xv)	Process, generally on the date of receipt, purchases, or instructions, as applicable, to settle any mail or wire order purchases received in proper order. Process requests received in proper order for repurchase or tender events in the frequency as set forth in the offering documents or filing, and reject promptly any requests not received in proper order (as defined by an Authorized Person).

(xvi)	Provide to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of units of the Fund on TA2000. For clarification, with respect to obligations, the Fund is responsible for any registration or filing with a Governmental Authority or obtaining approval from such body required for the sale of units of the Fund in each jurisdiction in which it is sold. SS&C’s sole obligation is to provide the Fund access to the Blue Sky module of TA2000 with respect to purchases of units of the Fund on TA2000. It is the Fund’s responsibility to validate that the Blue Sky module settings are accurate and complete and to validate the output produced thereby and other applicable reports provided by SS&C, to ensure accuracy. SS&C is not responsible in any way for Claims that the sale of units of the Fund violated any such requirement (unless such violation results from a failure of the SS&C Blue Sky module to notify the Fund that such sales do not comply with the parameters set by the Fund for sales to residents of a given state).

(xvii)	Provide to the Fund escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000.

2.	At the request of an Authorized Person, SS&C shall use reasonable efforts to provide the services set forth in this Section D of Schedule A in connection with transactions (i) the processing of which transactions require SS&C to use methods and procedures other than those usually employed by SS&C to perform securityholder servicing agent services, (ii) involving the provision of information to SS&C after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by SS&C, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by normal transactions, (the “Exception Services”).

3.	SS&C shall use commercially reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in a Fund’s instructions, offering documents or application as amended from time to time, for the Fund provided (i) SS&C is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by SS&C as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by a Fund requires an enhancement or modification to the TA2000 System or to operations as presently conducted by SS&C, SS&C shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases SS&C’s cost of performing the services required hereunder at the current level of service, SS&C shall advise a Fund of the amount of such increase and if the Fund elects to utilize such function, feature or service, SS&C shall be entitled to increase its fees by the amount of the increase in costs. In no event shall SS&C be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

4.	The Parties agree that – to the extent that SS&C provides any Services under the Agreement that relate to compliance by the Fund with the Internal Revenue Code of 1986 or any other tax law, including without limitation the services described in Section D.1(vii) – it is the parties’ mutual intent that SS&C will provide only printing, reproducing, and other mechanical assistance to the Fund and that SS&C will not make any judgments or exercise any discretion of any kind, and particularly that SS&C will not make any judgments or exercise any discretion in: (1) determining generally the actions that are required in connection with such compliance or determining generally when such compliance has been achieved; (2) determining the amounts of taxes that should be withheld on securityholder accounts (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Fund); (3) determining the amounts that should be reported in or on any specific box or line of any tax form (except to the extent of making mathematical calculations of such amounts based on express instructions provided by the Fund which among other things identify the specific boxes and lines into which amounts calculated by SS&C are to be placed); (4) classifying the status of securityholders and securityholder accounts under applicable tax law (except to the extent of following express instructions regarding such classification provided by the Fund); and (5) paying withholding and other taxes, except pursuant to the express instructions of the Fund. The Fund agrees that it will provide express and comprehensive instructions to SS&C in connection with all of the services that are to be provided by SS&C under the Agreement that relate to compliance by the Fund with the Internal Revenue Code of 1986 or any other tax law (including without limitation the services described in Section D.1(viii)), including promptly providing responses to requests for direction that may be made from time to time by SS&C of the Fund in this regard.

5.	Each Fund instructs and authorizes SS&C to provide the Services as set forth in the Agreement in connection with transactions on behalf of certain Individual Retirement (“IRA”) accounts (“IRA Accounts”) featuring each Fund made available by each Fund, and offered through SS&C’s IRA custodial offering where SS&C acts as service provider. Each Fund acknowledges and agrees that as part of such Services, SS&C will act as service provider to the custodian for such IRA Accounts.

(i)	Each Fund agrees that SS&C will perform the following functions, among others, with respect to the IRA Accounts:

(a)	securityholder recordkeeping;

(b)	account servicing (including returning securityholders’ initial principal investment if requested pursuant to the 7-day right of revocation as allowed per statutory regulations);

(c)	receipt of securityholder monies within each Fund universal bank account;

(d)	movement of securityholder money to either each Fund or custodian cash positions;

(e)	payment, dividend disbursement and bank account reconciliation;

(f)	preparing, providing in electronic format a file to each Fund’s print vendor of choice, and filing all tax reports, information returns and other documents required by the Internal Revenue Code of 1986, as amended, with respect to IRA Accounts and withholding and submitting all taxes relating to such accounts;

(g)	providing all securityholder notices and other information which the Custodian provides with regard to the IRA Accounts under applicable federal and state laws;

(h)	providing reasonable assistance to each Fund to complete a block transfer of the securityholders’ custodial accounts to a successor custodian, in the event the custodian resigns as custodian for the securityholders (subject to recompense of SS&C for such assistance at its standard rates and fees for personnel then in effect at that time);

(i)	solicitation and processing of securityholder paid custodial fees; and

(j)	processing of annual custodian maintenance fees from cash or reinvested distributions.

(ii)	In connection with providing Services for the IRA Accounts, each Fund hereby authorizes SS&C, acting as agent for each Fund: (1) to establish in the name of, and to maintain on behalf of, the Fund, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such banks, as hereinafter defined, one or more deposit accounts at a nationally or regionally known banking institution (the “Bank”) into which SS&C shall deposit each Fund’s funds SS&C receives for payment of dividends, distributions, purchases of each Fund units, redemptions of each Fund units, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by SS&C on behalf of each Fund and the IRA securityholders provided for in the Agreement; (2) move money to either each Fund or custodian cash positions per securityholder instructions, to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such instructions were provided to SS&C, and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill SS&C’s obligations under the Agreement with respect to the IRA Accounts. SS&C, acting as agent for each Fund, is also hereby authorized to execute on behalf and in the name of each Fund, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for SS&C to utilize to accomplish the purposes of this Section. In each of the foregoing situations, SS&C shall not be liable for any Losses arising out of or resulting from errors or omissions of the Bank provided, however, that SS&C shall have acted in good faith, with due diligence and without gross negligence.

(iii)	Representations, Warranties and Covenants. SS&C hereby represents, warrants and covenants that:

(a)	Any cash account maintained at any Bank for the IRA Accounts shall be insured in an amount equal to the maximum deposit insurance amount maintained by the Federal Deposit Insurance Corporation limits per securityholder;

(b)	Any agreement between SS&C and any entity retained to serve as custodian for the IRA Accounts shall provide that such custodian may not terminate such agreement (or otherwise resign as custodian of the IRA Accounts) without providing at least ninety (90) days’ prior written notice to SS&C except if the termination is for cause, in which event ten (10) days’ prior written notice is required; and

(c)	In the event that the custodian (or any successor custodian for the IRA Accounts) terminates the custodial agreement with SS&C (or otherwise resigns as custodian of the IRA Accounts), SS&C shall: (i) provide prompt notice to each Fund regarding such termination or resignation, and (ii) use its reasonable best efforts to find a successor custodian.

(iv)	Investment Authority; No Fiduciary. In no event shall a Fund (i) have or exercise any discretionary authority or discretionary control whatsoever respecting the management or any assets in any IRA Account or any authority or control respecting the disposition of any assets of the IRA Account; (ii) render or have authority or responsibility to render investment advice with respect to any monies or other property of any IRA Account; or (iii) have or exercise any discretionary authority or discretionary responsibility in the administration of any IRA Account. In no event shall a Fund be deemed to be a “fiduciary” as defined in the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Code with respect to any assets or property of any IRA.

8.	If applicable, SS&C will make original issues of Fund units, or if Fund units are certificated, certificates upon written request of an officer of the Fund and upon being furnished with a certified copy of a resolution of the board of directors authorizing such original issue, evidence regarding the value of the units, and necessary funds for the payment of any original issue tax.

9.	Upon receipt of a Fund’s written request, SS&C shall provide transmissions of shareholder activity to the print vendor selected by the Fund.

10.	Each Fund’s Obligations.

(ii)	The Fund will promptly provide SS&C DST and ALPS written notice of any change in the Authorized Personnel.

(iii)	If at any time the Fund receives notice or becomes aware of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund’s units, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Fund’s units, the Fund will give prompt notice thereof to SS&C.

(iv)	The Fund shall not enter into one or more omnibus, third-party sub-agency or sub accounting agreements with (i) unaffiliated third-party broker/dealers or other financial intermediaries who have a distribution agreement with the affected Fund or (ii) third party administrators of group retirement or annuity plans, unless the Fund either (A) provides SS&C with a minimum of twelve (12) months’ notice before the accounts are deconverted from SS&C, or (B), if twelve (12) months’ notice is not possible, Fund shall compensate SS&C by paying a one-time termination fee equal to $.10 per deconverted account per month for every month short of the twelve (12) months’ notice in connection with each such deconversion.

11.	Compliance.

(i)	In connection with performing the services under the Agreement, SS&C is responsible for the requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of securityholder accounts, transfers, redemptions and other securityholder account transactions, all in conformance with SS&C’s present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, Compliance + and Identity Theft Programs and Signature Guarantee Procedures (collectively the “Procedures”) with such changes or deviations therefrom as may be from time to time required or approved by the Fund, its investment adviser or managing dealer, or its or SS&C’s counsel and the rejection of orders or instructions not in good order in accordance with the applicable offering documents or the Procedures.

(ii)	SS&C shall assist the Fund to fulfill certain of its responsibilities under certain provisions of USA PATRIOT Act, Sarbanes-Oxley Act, Title V of Gramm Leach Bliley Act, the Red Flags Regulations promulgated jointly by the Office of the Comptroller of the Currency, Treasury; Board of Governors

of the Federal Reserve System; Federal Deposit Insurance Corporation; Office of Thrift Supervision, Treasury; National Credit Union Administration; and Federal Trade Commission implementing Section 114 of the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) and final rules implementing Section 315 of the FACT Act, and the applicable federal securities laws (collectively the “Reform Regulations”), by complying with Compliance +™, a compliance program that focuses on certain business processes that represent key activities of the transfer agent/service provider function (the “Compliance + Program”), a copy of which has hitherto been made available to each Fund. These business processes are anti-money laundering, identity theft, red flag reporting, certificate processing, correspondence processing, fingerprinting, lost securityholder processing, reconciliation and control, transaction processing, transfer agent administration and safeguarding fund assets and securities. SS&C reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. SS&C shall provide you with written notice of any such changes.

(iii)	SS&C shall (i) perform the procedures set forth in the Compliance + Program, as amended by SS&C from time to time, which pertain to SS&C’s performance of those transfer agency services in accordance with the terms and conditions set forth in the Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that SS&C’s employees act in accordance with the Compliance + Program, and (iii) provide the Fund with written notice of any material changes made to the Program as attached hereto.

(iv)	Notwithstanding the foregoing, SS&C’s obligations shall be solely as are set forth in this Section and in the Compliance + Program, as amended, and any of obligations under the Reform Regulations that SS&C has not agreed to perform on the Fund’s behalf under the Compliance + Program or under the Agreement shall remain the Fund’s sole obligation.

12.	Bank Accounts.

(i)	SS&C, acting as agent for the Fund, is hereby authorized (1) to establish in the name of, and to maintain on behalf of, each Fund, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the applicable bank (the “Bank”) on the maximum liability of such Banks), into which SS&C shall deposit the funds SS&C receives for payment of dividends, distributions, purchases of Fund units, redemptions of Fund units, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by SS&C on behalf of a Fund provided for in the Agreement, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to SS&C, and (3) to establish, to implement and to transact Fund business through Automated Clearinghouse (“ACH”), draft processing, wire transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill SS&C’s obligations under the Agreement. SS&C, acting as agent for each Fund, is also hereby authorized to execute on behalf and in the name of such Fund, on the usual terms and conditions prevalent in the industry, including limits or caps (based on fees paid over some period of time or a flat amount, as required by the affected Bank) on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for SS&C to utilize to accomplish the purposes of the Agreement. In each of the foregoing situations the Fund shall be liable on such agreements with the Bank as if it itself had executed the agreement and SS&C shall not be personally liable on such agreements, but SS&C’s liability shall be judged under the standards set forth in the Agreement. SS&C shall not be liable for any Losses arising out of or resulting from errors or omissions of the Bank provided, however, that SS&C shall have acted in good faith and with due diligence and without gross negligence.

(ii)	SS&C is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

13.	SS&C will maintain customary transfer agent records in connection with its agency in accordance with the transfer agent recordkeeping requirements under the 1934 Act, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the 1940 Act, if any. Notwithstanding anything in the Agreement to the contrary, the records to be maintained and preserved by SS&C on the TA2000 System under the Agreement shall be maintained and preserved in accordance with the following:

(i)	Annual purges by August 31: SS&C and the Fund shall mutually agree upon a date for the annual purge of the appropriate history transactions from the Transaction History (A88) file for accounts (both regular and tax advantaged accounts) that were open as of January 1 of the current year, such purge to be complete no later than August 31. Purges completed after this date will subject the Fund to the Aged History Retention fees set forth in the Fee Schedule attached hereto as Schedule B.

(ii)	Purge criteria: In order to avoid the Aged History Retention fees, history data for regular or ordinary accounts (that is, non-tax advantaged accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the current year and history data for tax advantaged accounts (retirement and educational savings accounts) must be purged if the confirmation date of the history transaction is prior to January 1 of the prior year. All purged history information shall be retained on magnetic tape for seven (7) years.

(iii)	Purged history retention options (entail an additional fee): For the additional fees set forth on the Fee Schedule attached hereto as Schedule B, or as otherwise mutually agreed, then Fund may choose (i) to place purged history information on the Purged Transaction History (A19) table or (ii) to retain history information on the Transaction History (A88) file beyond the timeframes defined above. Retaining information on the A19 table allows for viewing of this data through online facilities and E-Commerce applications. This database does not support those histories being printed on statements and reports and is not available for on request job executions.

14.	SS&C may send periodically to the Fund, as may be requested by an officer or agent of the Fund, all books, documents, and all records no longer deemed needed for current purposes, upon the understanding that such books, documents, and records will be maintained by the Fund under and in accordance with the requirements of Section 17Ad-7 adopted under the 1934 Act, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed by the Fund without the consent of SS&C (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

15.	The Fund or its designated agents other than SS&C may assume certain duties and responsibilities of SS&C or those services of Agent as those terms are referred to in this Schedule A including but not limited to answering and responding to telephone inquiries from securityholders and brokers, accepting securityholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to SS&C, preparing and providing in electronic format, to Fund’s print vendor of choice, confirmations, obtaining certified TIN numbers, classifying the status of securityholders and securityholder accounts under applicable tax law, establishing securityholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Fund, said assumption to be embodied in writing to be signed by both Parties.

E.	Blue Sky Filings

1.	Upon request and with at least 60 days’ prior written notice by Investment Manager, with respect to any particular Fund, SS&C DST will provide the Investment Manager with Blue Sky services, which will include the following:

(i)	Coordinate the conversion, including any and all related state filings, from the Investment Manager’s existing Blue Sky service provider to SS&C DST, including all state permits and all activated Sales Feeds identified by the Investment Manager.

(ii)	File the Form D and amendments thereto with the Securities and Exchange Commission in the required format.

(iii)	File a copy of each applicable Fund’s Form D, and any applicable related forms, in all states and territories in which the Investment Manager has directed SS&C DST in writing to file.

(iv)	File a copy of each applicable Fund’s Form D/A to the extent required by each state and territory.

(v)	File applicable Fund’s sales and investor total information to the extent required by each state and territory.

(vi)	Invoice applicable Fund(s) for fees owed to each state and territory in accordance with procedures agreed upon in writing by SS&C DST and the Investment Manager.

(vii)	At the direction of the Investment Manager, make payments of state fees.

(viii)	Utilize the North American Securities Administrators Association’s Electronic Filing Depository (EFD) in any and all available states and territories.

(ix)	Review initial and/or additional subscriptions against existing filings to determine which states or territories may require copies of the Form D to be submitted.

2.	In connection with the Blue Sky Filing services, the Investment Manager shall:

(i)	Serve as liaison between the applicable Funds’ existing Blue Sky provider and SS&C DST to facilitate the conversion of the applicable Funds’ existing files and Sales Feeds to SS&C DST’s Blue Sky database.

(ii)	In the event Blue Sky services are being outsourced from the Investment Manager’s internal business unit, provide a project manager, or an individual to serve in such capacity, separate from the Investment Manager’s internal business unit currently performing Blue Sky work, to serve as SS&C DST’s primary contact for the duration of the Blue Sky conversion project.

(iii)	In the event Blue Sky services are being outsourced from the Investment Manager’s internal business unit, allow SS&C DST to establish the duration and project plan for the conversion project.

(iv)	With respect to each applicable Fund, determine the states and territories where the applicable Fund(s) will need to submit copies of the Form D.

(v)	Determine the applicability of any exemptions available in a state or territory.

(vi)	Facilitate the issuance of a limited power of attorney in favor of SS&C DST in the form set forth in Appendix I to this Schedule A in order that SS&C DST may submit filings on behalf of each applicable Fund.

(vii)	Notify SS&C DST in writing of any and all changes to existing Sales Feeds, the addition and activation of new Sales Feeds, and the termination of Sales Feeds.

(viii)	Serve as liaison with the applicable Funds’ custodian to facilitate the transmission of payments for invoiced filing fees.

(ix)	Provide SS&C DST a report listing initial or additional subscriptions, the frequency and format of which will be agreed upon by the parties.

(x)	Confirm to SS&C DST in writing the filing requirements for those states and territories that require paper filings.

(xi)	Provide SS&C DST the information necessary to complete the Form D.

(xii)	Approve in writing the draft From D before SS&C DST files with the Securities and Exchange Commission.

(xiii)	Provide the necessary authorization to the Securities and Exchange Commission for SS&C DST to file the Form D.

F.	Connectivity

1.	At Fund’s direction, SS&C will obtain, on Fund’s behalf, communication circuits connectivity between Fund’s locations and the SS&C facility for Fund to access and utilize the services (the details of such circuit will be outlined in a separately executed Proposal or Statement of Work). In such event, SS&C shall utilize communications network control and monitoring capabilities to assist Fund with the identification and resolution of any problems which appear to be related to the communications circuits obtained by SS&C on Fund’s behalf and will work with the communications vendor to reasonably resolve such problems.  However, in no event shall SS&C be responsible for, and SS&C shall have no liability for, inadequacies or failures to perform related to or arising out of such communications circuits.  For such SS&C provided communications, SS&C shall bill to Fund, as an additional expense, a fee which is made up of (a) an estimated allocation of the costs of the circuit(s) (based on average circuit costs for similar circuits), and related costs and expenses, and (b) an estimated allocation of the costs incurred  by SS&C associated with supporting such SS&C provided connectivity, including equipment, network infrastructure, SS&C’s monitoring and problem resolution services described above, support and corporate overhead.

(i)	However, at Fund’s election, Fund may obtain for themselves the communication circuits connectivity. In such event, Fund shall be responsible for:

(a)	obtaining, providing and paying for the applicable costs of all communication circuits connectivity between Fund’s locations and the SS&C facility necessary for Fund to access and utilize the services;

(b)	the provision of communications network control and monitoring capabilities to identify and to resolve any problems (SS&C shall, as reasonably possible, assist Fund with the identification and resolution of problems with the Fund provided communication lines, to the extent SS&C has personnel available and free to do so and has access to information necessary to provide such assistance; provided it is Fund’s obligation to work with the communications vendor to resolve issues); and

(c)	a fee to SS&C (which will be outlined in a separately executed Proposal or Statement of Work) which is an estimated allocation of the costs incurred by SS&C associated with supporting Fund provided connectivity (including internal equipment, monitoring, corporate support, infrastructure and other services) as an additional expense.

G.	Miscellaneous

1.	Notwithstanding anything to the contrary in this Agreement, SS&C:

(i)	Does not maintain custody of any cash or securities.

(ii)	Does not have the ability to authorize transactions.

(iii)	Does not have the authority to enter into contracts on behalf of a Fund.

(iv)	Is not responsible for determining the valuation of a Fund’s assets and liabilities.

(v)	Does not perform any management functions or make any management decisions with regard to the operation of a Fund.

(vi)	Is not responsible for affecting any U.S. federal or state regulatory filings which may be required or advisable as a result of the offering of interests in a Fund except as specifically provided for herein.

(vii)	Is not a Fund’s tax advisor and does not provide any tax advice.

(viii)	Is not obligated to perform any additional or materially different services due to changes in law or audit guidance.

2.	If SS&C allows a Fund, Investment Manager, investors or their respective agents and representatives (“Users”) to (i) receive information and reports from SS&C and/or (ii) issue instructions to SS&C via web portals or other similar electronic mechanisms hosted or maintained by SS&C or its agents (“Web Portals”):

(i)	Access to and use of Web Portals by Users shall be subject to the proper use by Users of usernames, passwords and other credentials issued by SS&C (“User Credentials”) and to the additional terms of use that are noticed to Users on such Web Portals. Fund and Investment Manager shall be solely responsible for the results of any unauthorized use, misuse or loss of User Credentials by their authorized Users and for compliance by such Users with the terms of use noticed to Users with respect to Web Portals, and shall notify SS&C promptly upon discovering any such unauthorized use, misuse or loss of User Credentials or breach by Fund or Investment Manager or their authorized Users of such terms of use. Any change in the status or authority of an authorized User communicated by Fund shall not be effective until SS&C has confirmed receipt and execution of such change.

(ii)	SS&C grants to each Fund and Investment Manager a limited, non-exclusive, non-transferable, non-sublicenseable right during the term of this Agreement to access Web Portals solely for the purpose of accessing Client Data and, if applicable, issue instructions. Each Fund and Investment Manager will ensure that any use of access to any Web Portal is in accordance with SS&C’s terms of use, as noticed to the Users from time to time. This license does not include: (i) any right to access any data other than Client Data; or (ii) any license to any software.

(iii)	No Fund nor Investment Manager will (A) permit any third party to access or use the Web Portals through any time-sharing service, service bureau, network, consortium, or other means; (B) rent, lease, sell, sublicense, assign, or otherwise transfer its rights under the limited license granted above to any third party, whether by operation of law or otherwise; (C) decompile, disassemble, reverse engineer, or attempt to reconstruct or discover any source code or underlying ideas or algorithms associated with the Web Portals by any means; (D) attempt to modify or alter the Web Portal in any manner; or (E) create derivative works based on the web portal. No Fund nor Investment Manager will remove (or instruct its agents to remove) any proprietary rights notices or disclaimers from the Web Portal or any reports derived therefrom.

(iv)	SS&C reserves all rights in SS&C systems and in the software that are not expressly granted to a Fund or Investment Manager hereunder.

(v)	SS&C may discontinue or suspend the availability of any Web Portals at any time without prior notice for routine maintenance or otherwise; SS&C will endeavor to notify the Funds as soon as reasonably practicable of such action.

3.	Notwithstanding anything in this Agreement to the contrary, a Fund has ultimate authority over and responsibility for its tax matters and financial statement tax disclosures. All memoranda, schedules, tax forms and other work product produced by SS&C are the responsibility of the Fund and are subject to review and approval by the Fund and the Fund’s auditors, or tax preparers, as applicable and SS&C bears no responsibility for reliance on tax calculations and memoranda prepared by SS&C.

4.	SS&C shall provide reasonable assistance to responding to due diligence and analogous requests for information from investors and prospective investors (or others representing them); provided, that SS&C may elect to provide these services only upon a Fund’s agreement in writing to separate fees in the event responding to such requests becomes, in SS&C’s sole discretion, excessive.

5.	Reports and information shall be deemed provided to a Fund if they are made available to the Fund online through SS&C’s portal.

APPENDIX I

TO

SCHEDULE A

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of [DATE], that ______________________________ (“Investment Manager”) on behalf of _____________________ (and their currently existing series and all future series) (the “Funds”), with principal offices at___________________________________________, makes, constitutes, and appoints DST ASSET MANAGER SOLUTIONS, INC. (“SS&C DST”) with principal offices at 2000 Crown Colony Drive, Quincy, Massachusetts 02169 its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1.	FILINGS FOR FUND SHARES. The power to submit (i) filings (in any format accepted); and (ii) checks and ACH payments in the name of the Funds, for the Funds in each jurisdiction in which the Fund’s shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file (in any format accepted) any and all of the Fund’s applications including without limitation, applications to provide notice for the Fund’s shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of SS&C DST in connection with the filings of the Fund’s shares.

2.	CUSTODY ACCOUNTS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the filings of the Fund’s shares with state securities administrators.

3.	AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals authorized by SS&C DST shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this Limited Power of Attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by SS&C DST of such termination of authority. Nothing herein shall be construed to constitute the appointment of SS&C DST as or otherwise authorize SS&C DST to act as an officer, director or employee of the Investment Manager.

IN WITNESS WHEREOF, the Investment Manager has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

Central Park Advisers, LLC
By:
Name:
Title:

Schedule B

Fees and Expenses

[Information Omitted]

Schedule C

Funds

Fund	Organization
CPG Carlyle Commitments Fund, LLC	Delaware, US, limited liability company
CPG Carlyle Commitments Master Fund, LLC	Delaware, US, limited liability company
CPG Vintage Access Fund III, LLC	Delaware, US, limited liability company

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